As filed with the Securities and Exchange Commission on October 4, 2007

                       Registration No. __________________

                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form SB-2
                             Registration Statement
                        Under The Securities Act of 1933


                            PROTON LABORATORIES, INC.
              (Exact name of small business issuer in its charter)

          Washington                    3590                91-2022700
(State or other jurisdiction of  (Primary standard       (I.R.S. Employer
 incorporation or organization)   industrial code)     Identification Number)

                            PROTON LABORATORIES, INC.
                         980 Atlantic Avenue, Suite 110
                                Alameda, CA 94501
                              voice: (510) 865-6412
                               fax: (510) 865-9385
(Address and telephone number of principal executive offices and principal place of business)

                    Edward Alexander, Chief Executive Officer
                         980 Atlantic Avenue, Suite 110
                                Alameda, CA 94501
                              voice: (510) 865-6412
                               fax: (510) 865-9385
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

Title Of Each                     Proposed
Class Of                          Maximum
Securities     Amount             Offering        Aggregate    Amount of
To Be          To Be              Price           Offering     Registration
Registered     Registered         Per Unit        Price        Fee
---------------------------------------------------------------------------------
Common Stock   7,750,000 shares  $0.07 per share  $542,500     $16.65         (1)
---------------------------------------------------------------------------------


(1) The Proposed Maximum Offering Price Per Share was computed pursuant to Rule
457. This fee is calculated based on the closing price of our common stock under the trading symbol PLBI on the OTCBB on September 27, 2007.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     THE INFORMATION IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. THE SECURITIES COVERED BY THIS PROSPECTUS CANNOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THAT STATE.

                                TABLE OF CONTENTS


                                                                      Page


Available Information                                                 6
Prospectus Summary                                                    6
Risk Factors                                                          7
Information Regarding Forward-Looking Statements                      9
Use of Proceeds                                                       9
Description of Business                                               9
Description of Property                                               15
Financial Statements                                                  15 and F-1
Management's Discussion and Analysis                                  15
Market for Common Equity and Related Stockholder Matters              18
Directors, Executive Officers, Promoters and Control Persons          20
Executive Compensation                                                22
Security Ownership of Certain Beneficial Owners and Management        23
Certain Relationships and Related Transactions                        23
Description of Securities                                             24
Selling Stockholders                                                  25
Plan of Distribution                                                  25
Changes In and Disagreements With Accountants
  on Accounting and Financial Disclosure                              26
Legal Proceedings                                                     27
Interest of Named Experts and Counsel                                 27
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities                                      27

                                     PART I

                      INFORMATION REQUIRED IN A PROSPECTUS


     WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                         SUBJECT TO COMPLETION September __ 2007


                                   PROSPECTUS


                           PROTON LABORATORIES, INC.
                         980 Atlantic Avenue, Suite 110
                               Alameda, CA 94501
                             voice: (510) 865-6412
                              fax: (510) 865-9385

                        7,750,000 Shares of Common Stock

     This prospectus relates to the sale of up to 7,750,000 shares of our common stock by Selling Stockholders. We will not receive proceeds from the sale of our shares by the Selling Stockholders.

     Our common stock is traded on the OTCBB under the trading symbol "PLBI."


     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is October __, 2007

                             AVAILABLE INFORMATION

     We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). In addition, we will furnish stockholders with annual reports containing audited financial statements certified by our independent registered public accounting firm and interim reports containing unaudited financial information as it may be necessary or desirable. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to: Edward Alexander, Chief Executive Officer, Proton Laboratories, Inc., 980 Atlantic Avenue, Suite 110, Alameda, CA 94501, voice: (510) 865-6412, fax: (510)
865-9385. Our Web site is www.protonlabs.com.

     We have filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, that may be inspected without charge at the public reference room maintained by the Commission at 100 F Street N.E., Washington , D.C. 20549, tel. 1-800-SEC-0330, or through SEC's e-mail address: publicinfo@sec.gov. Copies of such material may also be obtained from the Public Reference Section of the Commission at 100 F Street N.E., Washington, D.C. 20549, at prescribed rates.

     The Web site of the Commission is www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Visitors to the Commission's Web site may access such information by searching the EDGAR database.


                               PROSPECTUS SUMMARY


THE OFFERING


Outstanding             29,470,523 shares of common stock as of
Common Stock            September 27, 2007.
Before This
Offering

Common Stock            Up to 4,250,000 shares of common stock all of which are
Offered by              currently outstanding.(1)
Selling
Stockholders

Outstanding             29,470,523 shares if all offered shares are sold.(1)
Common Stock
After This
Offering

Offering Price          Determined at the time of sale by the Selling
                        Stockholders.

Proceeds We will not receive proceeds from the sale of our shares by the Selling Stockholders.

Risk Factors            The securities offered hereby involve a high degree of
                        risk. See "Risk Factors."

(1) Does not include 3,500,000 shares registered hereunder which may be converted by a selling shareholder which holds a convertible note. See pages 11 and 16

                                  RISK FACTORS

     You should carefully consider the following risk factors before purchasing our common stock. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements.


OUR STOCK PRICE IS HIGHLY VOLATILE AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

     The trading prices of our common stock have fluctuated in the past and may fluctuate in response to a number of events and factors, such as:

     -    quarterly variations in our operating results;

     - new products, services, innovations, and strategic developments by our competitors, or business combinations and investments by our competitors;

     - changes in our capital structure, including issuance of additional debt or equity to the public;

     -    certain analyst reports, news and speculation.

OUR PAST LOSSES RAISE DOUBTS ABOUT OUR ABILITY TO OPERATE PROFITABLY OR CONTINUE AS A GOING CONCERN.

     We have experienced substantial operating losses. For the year ended December 31, 2005, we had a net loss of $981,674. For the year ended December 31, 2006, we had a net loss of $1,716,680. For the six month period ending June 30,2007, we had a net loss of $1,701,660. Our stockholders deficit as of December 31, 2005 was $758,547 and as of December 31,2006 was $312,118. We expect to incur significant operating losses until product sales increase. We will also need to raise sufficient funds to finance our operations and activities. We may not be able to achieve or sustain profitability. Our independent registered public accounting firm made a going concern qualification in their report dated April 13, 2007, which raises substantial doubt about our ability to continue as a going concern. These factors raise substantial doubt about our ability to continue as a going concern.

WE MUST RAISE CAPITAL TO BE SUCCESSFUL.

     We will require additional funds to conduct our operations. We may not be able to raise such funds. To raise additional capital, we may sell additional equity securities, or accept debt financing or obtaining financing through a bank or other entity. There is no limit as to the amount of debt we may incur. Additional financing may not be available to us or may not be available on terms that we can afford. If we issue additional stock to raise capital, there may be a significant dilution in the value of our outstanding common stock.

LACK OF INDUSTRIAL AND CONSUMER ACCEPTANCE OF FUNCTIONAL WATER WOULD IMPAIR OUR BUSINESS.

     We manufacture and sell equipment that makes "functional water". "Functional water" is undergoing testing in various environm increase market acceptance of functional water in order to be successful. We do not know if the products we sell will receive market scientific acceptance at a level that would allow us to operate profitably.

REGULATORY COMPLIANCE; CHANGING REGULATORY ENVIRONMENT

     Our industry is subject to extensive regulation and compliance issues. We are subject to certification and testing procedures regarding the manufacture of products with EPA, FDA and various other federal and state agencies. Our transition to a developer and manufacturer of systems in 2006 has brought more regulatory compliance requirements upon us. While we believe we are in compliance with all current regulations, and while we expect to receive any necessary certifications for our products, there is always a risk that the regulatory environment will change and that certifications may not be granted. In such an instance, we would diligently strive to comply with any new requirements to achieve certification.

IF WE DO NOT KEEP PACE WITH OUR COMPETITORS AND WITH TECHNOLOGICAL AND MARKET CHANGES, OUR PRODUCTS MAY BECOME OBSOLETE AND OUR BUSINESS MAY SUFFER.

     The market for our products is competitive and could be subject to rapid technological changes. We believe that there are potentially many competitive approaches being pursued, including some by private companies for which information is difficult to obtain. Many of our competitors have significantly greater resources, more product candidates and have developed product candidates and processes that directly compete with our products. Our competitors may have developed, or could in the future develop, new technologies that compete with our products or even render our products obsolete. To the extent that others develop new technologies that address the applications for functional water, our business will suffer.

THE SHARES AVAILABLE FOR SALE BY THE SELLING STOCKHOLDERS COULD SIGNIFICANTLY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

     A total of 7,750,000 shares of our common stock are being registered for Resale. The market price of our common stock could drop if a substantial amount of these shares are sold in the public market. A drop in the market price will reduce the value of your investment.

SELLING STOCKHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME WHICH COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

     After effectiveness of this prospectus, the Selling Stockholders may offer and sell their shares at a price and time determined by them. The timing of sales and the price at which the shares are sold by the Selling Stockholders could have an adverse effect upon the public for our common stock.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FUTURE, A PURCHASER OF OUR STOCK WILL ONLY REALIZE A GAIN ON HIS INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES.

     We have never paid, and do not intend, to pay any cash dividends on our common stock. Therefore an investor in this offering, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

BECAUSE SHARES OF OUR COMMON STOCK WILL MOST LIKELY CONTINUE TO TRADE UNDER
5.00 PER SHARE, THE APPLICATION OF THE PENNY STOCK REGULATION COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAY AFFECT THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES.

     Our securities may be considered a penny stock. Penny stocks generally are securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to penny stock rules that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent by the broker-dealer disclosing recent price information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the public market, if any.

CONTROL OF OUR COMMON STOCK IS IN A SMALL GROUP OF SHAREHOLDERS.

     Under Washington state law, matters involving our company and our common stock may be decided by written shareholder consent among a small group of shareholders, including the election and removal of directors and any merger, consolidation, takeover or other business combination involving us, reverse or forward splits of stock, and to control our management and affairs. This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control in an acquisition or takeover.

     Futhermore, one of our debtholders holds debt convertible into our common stock at any time at a conversion ratio equal to half of our common stock's trading price on the date of conversion. Accordingly, if our common stock price falls significantly, we may be required to issue control of our company to this debtholder if it choosed to convert at that time. See pages 11 and 16.


OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS.

     The State of Washington law, our Article of Incorporation and our By-Laws provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors. The cost of indemnification could be high.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the

Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EQUITY LINE OF CREDIT

     We are currently negotiating a new equity line of credit ("ELOC") with a private equity fund. At such time, if and when, we may draw down on such ELOC the private fund will sell shares of our common stock into the market. Such selling could cause the price of our stock to go down. We terminated a previously negotiated ELOC without a draw down of such line by us and without purchase of stock by any outside private investor.


                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus, including, without limitation, statements containing the words "believes," "anticipates," "expects," and other words of similar import, are "forward-looking statements." Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on forward-looking statements. In addition to the forward-looking statements contained in this prospectus, the following forward-looking factors could cause our future results to differ materially from our forward-looking statements: market acceptance of our products and our functional water technology, competition, funding and government compliance.


                                USE OF PROCEEDS

     We will pay for the cost of registering the shares of common stock in this offering. We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.


                            DESCRIPTION OF BUSINESS

INTRODUCTION

     Proton Laboratories, Inc. ("Proton" or the "company") is a company specializing in the process of electrolysis of water and i Our executive offices are located at: Proton Laboratories, Inc., 980 Atlantic Avenue, Suite 110, tel.
(510) 865-6412, fax: (51 Proton Laboratories, Inc. was originally founded as Proton Laboratories, LLC by our Chief Executive Officer Ed Alexander in 2000. This predecessor company specialized in the marketing of residential water systems and in research and development of water electrolysis systems. In 2002 we merged into a public company trading on the NASDAQ Over the Counter Bulletin Board ("OTCBB") market.

     Our growth is dependent on attaining profit from our operations and our raising capital through the sale of stock or debt. There is no assurance that we will be able to raise any equity financing or sell any of our products at a profit.

     Our stock is traded on the OTCBB. Our trading symbol is "PLBI."

OUR BUSINESS--THE BACKGROUND OF FUNCTIONAL WATER

     Our business is the manufacturing and marketing of "functional water systems." "Functional water" is water that has been processed through an electrolytic ion separation process or electrolysis process and has a wide array of functional properties due to its unique characteristics. Our functional water systems restructure tap water into one type of water that is alkaline in concentration and one type of water that is acidic in concentration. We believe that the functional water systems that we market and manufacture will have applications in a large variety of industries, such as corporate agriculture, organic agriculture, food processing, medicine and dentistry, dermatology, heavy industry, mining, environmental clean-up, product formulations and beverages.

     We believe that water with these unique functional properties is desirable for a number of reasons. Water with smaller clusters of molecules has a lower surface tension. With a lower surface tension, water may have improved hydrating, permeating and solubility properties. These properties may enhance the overall functional effectiveness of water. The separation of the alkaline and acidic properties found in water provides the water with functional abilities. For example, functional acidic water has disinfecting abilities to meet a wide array of disinfecting requirements in food processing procedures. Functional alkaline water makes an excellent drinking water due to improved hydration.

     In 2006, we made the decision to design and manufacture our own systems and products, as well as continue to import and distribute certain systems and products. As a result of this transition and our work over the past several years we have three priority products that we anticipate to manufacture and sell within three to nine months as follows:

     - Commercial food and water safety units designed to eliminate or reduce pathogens in food or water products and/or container systems, marketable to produce fields, grocery stores and industrial water container applications;

     - Antimicrobial spray designed to eliminate or reduce pathogens, particularly targeted to medical, hospital and sports facility applications;

     - Residential counter top water enhancement units, designed to eliminate impurities, enhance water properties, and eliminate continual glass and plastic water packaging.

     We also are anticipating a release this quarter of an enhanced consumer bottled water product which will be sold to specialty health and food stores. We are under contract with a specialty manufacturer in Encino, California for the manufacture and bottling of this water in October 2007.

     We still intend to import and distribute products that we do not manufacture. We still act as an exclusive importer and master distributor of certain products to various companies in which uses for the product range from food processing to retail water sales.

     In February 2007, we entered into a strategic alliance with Aquathirst, Inc., a privately held company whose principals have substantial marketing, manufacturing and distribution experience with health care, dietary supplements, cosmetics, specialty and functional food and beverages, and over the counter drug products. Two of Aquathirst's principals serve on our Board of Directors.

     OUR  BUSINESS--SYSTEMS  AND  MARKETS

     We have been marketing functional water systems to the residential market since 2000. We began a transition in third quarter 2006 to design, manufacture and private label our products for both commercial and residential systems. For the residential market, we have been marketing functional water systems that are used to produce a health-beneficial, alkaline-concentrated drinking water. For the commercial market, we have begun marketing commercial-grade functional water systems that are used in applications ranging from food preparation to hospital disinfection. Our goal is to take our functional water technology and manufacture market it throughout the world.

     Our business model envisions us as: a supplier of technology for functional water applications; a supplier of hardware for functional water systems; a provider of intellectual property for functional water systems under licensing agreements; a supplier of consumer functional water products; consultants to industries requiring functional water; facilitators between Japanese functional water manufacturers and industrial users in the United States; and educators of academia, government and industry on the benefits of functional water.

     In 2006, we expended approximately $275,000 to configure our operations so we can become a manufacturer of our own private labeled products. During 2006, we designed, engineered and started assembly of our own, "Proton Labs" branded water electrolysis systems. In this process we have designed 5 different systems of which 3 systems are designed for a wide use of antimicrobial applications, 1 system as a hand disinfectant system and 1 system as a commercial grade alkaline drinking water unit. Additionally, an advanced residential drinking water system was designed. By making a substantial change in designs and manufacturing, the company has transitioned itself from a reseller of other manufacturers systems to that of a proprietary branding owned by the company. The Company used substantial expertise developed through itself and its consultants through the years in the design and assembly of these units to ensure user friendliness, durability, lowest manufacturing cost available with a guaranteed level of quality control coupled to an advanced design to conduct an effective electrolysis process.

     We also utilize functional water intellectual property under licensing agreements. We supply consumer products related to functional water. We consult on projects utilizing functional water. We facilitate knowledge about functional water between the manufacturer and industry, and we act as educators about the benefits of functional water.

     We are in preparation to market commercial functional water systems to the food processing, medical and agricultural industries. The system for the food processing industry includes: (1) a hand disinfectant system for proper hand washing, and (2) an anti-microbial water production system for general sterilization and disinfectant needs. We also intend to market similar systems to the medical industry. For the agricultural industry, we intend to sell functional water systems to organic food growers who desire to use functional water to replace the use of pesticides, fungicides, herbicides and chemical fertilizers. Our commercial functional water systems produce approximately one gallon per minute of electrolyzed alkaline and acidic waters.

     For the food processing industry, the alkaline water may be used as an effective medium for removing pesticides from agricultural products, while the acidic water may be used as anti-microbial water. For the hospital industry, the alkaline water may be used as an effective medium in removing protein buildup from surfaces, while the acidic water may be used as anti-microbial water. For the organic agricultural industry, the alkaline water may be used for plant growth and as a solid nutrient, while the acidic water may be used as a substitute for fungicides, pesticides, herbicides and sporicides.

     Electrolyzed water may also be used in the formulation of nutraceutical-type dietary supplement products in the health-food and dietary supplement industries, and we intend to target this market.


OUR  BUSINESS  --RECENT  EVENTS  AND  NEW  PRODUCTS

In 2006, we raised $1,065,062 from investors. We used some of those proceeds for the following purposes:

     A. Design and preparation for assembly of 3 proprietary commercial-grade electrolysis systems based on a standard platform. There are many industrial uses for water electrolysis systems. Our 3 system designs based on a standard platform which minimizes the need for different components for different applications. The standard platform will provide ease of assembly, ease of use, durability and cost effectiveness. We have completed and taken delivery of the first 11 commercial, food safety antimicrobial systems during July, 2007. We will be forwarding these units to the Underwriter's Laboratory for UL listings. Once this process is complete, and the proper EPA filing of these systems complete, the Company will start marketing these units to food processing industries specifically handling fruits and vegetables. The Company is already in negotiations with certain major produce and grain producers for the demonstration and test runs of the commercial systems, including Crunch-Pak Group, an affiliate of Earth Bound Farms. The Company has discussed its technology with National Produce Association, and is in discussion with several national grocery chains and food distributors. It is anticipated that we will intensify our marketing efforts during the fourth quarter of 2007

     B. Design and preparation for assembly, validation and sales of a proprietary anti-microbial spray. We have identified a form of electrolyzed water that may be an effective anti-microbial agent. One of our proprietary aspects of this product may be the stabilization of the electrolyzed water thereby allowing for an extended shelf life compared to other forms of electrolyzed water. This product is being readied for testing by a third party testing lab to establish the efficacies of its anti-microbial effect on MRSA, HBV, HIV and Avian Fluand with an intial emphasis on MRSA. The objective of our anti-microbial spray is to be able to control and eliminate these four microbial strains on a hard surface or on a topical surface. We anticipate introducing this product to ambulance services as a non-chemical based, user friendly product for which these microbes do not have an immunity. The Company has received successful test results from an independent 3rd party testing laboratory, indicating the high efficacy of the anti-microbial spray with MRSA.

     We have completed the third party testing of this product during the first quarter of 2007 and also completed the components sourcing to assemble this product. Currently, a production line is being installed in a contracted laboratory located in Encino, California for product assembly. Once the production line is able to produce product, a maiden run of 1,000 sprays will be assembled to begin test marketing of this product. It is anticipated that we will begin production of this item in the fourth quarter of 2007.

C. Design and preparation for assembly and sales of a proprietary residential counter-top unit which produces an enhanced drinking water through electrolysis. Our device will have a filtration system coupled to an electrolysis process which effectively filters the tap water while restructuring the properties of water to make it: (i) have greater mineral effectiveness; (ii) be tastier than tap water; and, (iii) be more hydrating than tap water. We are currently in discussion with the plastic mold makers and will determine the date when the mold making process can begin. Once the molds are made, the company will be able to assemble test units for a 30-60 day evaluation of its performance, durability and user friendliness.

D. The use of the wine enhancement through the use of our equipment being integrated into an existing wine production line to achieve:

     1.   A jumpstart to the wine aging process.

     2.   The control of the wine aging process.

     3.   The termination of the wine aging process.

     4. The ability to circumvent the use of a particular wine process ingredient.

     5. The ability to bring a specific component of wine to the forefront of taste.

     6. The ability to tone down a specific component of wine so to reduce its taste.

     7. The ability to control the classification (rating) of a wine product based on a desired combination of several features of the wine.

     Legacy Media, LLC has been granted 2.6 million shares of the Company's restricted common stock in connection with an agreement to provide investor relations on behalf of the Company. Legacy Media, LLC has also been issued a convertible note by the Company in the amount of $250,000 repayable at 8% interest by January 2007. Legacy Media, LLC has the option to convert this note into restricted voting common stock of the Company, at the lesser of (i) 50% of the lowest closing bid price during the fifteen (15) days of full trading, defined as standard market hours from 9:30 AM to 4:00 PM EST, partial trading days will not be counted for calculation purposes only ("Trading Days") prior to the Conversion Date or (ii) 100% of the average of the five lowest closing bid prices for the thirty (30) Trading Days immediately following the first reverse split in the stock price. All of Legacy Media, LLC's shares may be registered in an SB-2 filing at its request.

     We have interest created with several wine makers who are experiencing unique problems with their products. We will start working with them in the next 60 days.

     Our ability to successfully market these products will depend upon our continued ability to raise capital.

OUR  BUSINESS--SCIENCE

     "Functional water" is a term that has been assigned to a new category of water. Functional water has a wide array of functional properties due to its unique characteristics. We believe the uses for this type of water are far reaching, since we are identifying new applications and uses for functional water on an ongoing basis. Functional water systems are capable of producing the following types of functional water:

     Ionic-Structured Water. Ionic-structured water is electrolyzed drinking water that is alkaline-concentrated and utilizes smaller molecular clusters than regular water for improved hydration and solubility. Ionic structured water is smooth to the palate.

     Electro-Structured Water. Electro-structured water is water that is anti-microbial in nature and may be effective against virus, bacteria, fungus, mildew and spores. This water may have a wide array of disinfectant uses.

     Derma-Structured Water. Derma-structured water is electrolyzed low pH water that has astringent and disinfecting properties and may have a wide array of cosmetic, dermatological and post-plastic surgery applications that may minimize infections and scarring and expedite healing.

FUNCTIONAL  WATER  RESEARCH  IN  ACADEMIA

     The process to produce functional water was developed by Scottish inventor Michael Faraday in Boston, Massachusetts in 1834. In 1929, the value of electrolytic water separation to produce water with functional properties was realized in Japan. Japanese researchers have since taken this process, created a wide array of functional waters and have introduced this technology to food processing, hospital disinfection, wound care, agriculture, organic agriculture and food safety in Japan. During recent years, functional water applications have been studied by universities in the U.S.A. and Canada. For example, in a University of Georgia study published in the Journal of Food Protection in 1999 entitled "Inactivation of Escherichia coli O157:H7 and Listeria monocytogenes on Plastic Kitchen Cutting Boards by Electrolyzed Oxidizing Water," the immersion of plastic kitchen cutting boards in electrolyzed oxidizing water was found to be an effective method for inactivating food-borne pathogens such as E. coli. Other studies at the University of Georgia have looked at the efficacy of electrolyzed oxidizing water for inactivating E. coli, Salmonella and Listeria and have determined that such water may be a useful disinfectant. A University of Georgia study entitled "Antimicrobial effect of electrolyzed water for inactivating Campylobacter jejuni during poultry washing" demonstrated that electrolyzed water is not only effective in reducing the populations of C. jejuni on chicken, but also may be effective in the prevention of cross-contamination of processing environments.

OUR  BUSINESS--FUNCTIONAL  WATER  SYSTEMS  PROCESSES

     Residential Systems. The residential countertop, functional water systems produce water that scientists believe contains more wellness and health-beneficial properties than regular tap water (see, "Electrolyzed-Reduced Water Scavenges Active Oxygen Species and Protects DNA from Oxidative Damage," Biochemical and Biophysical Research Communications, Vol. 234, No. 1, pp. 269-274 (1997); and, Hanaoka, K., "Antioxidant Effects Of Reduced Water Produced By Electrolysis Of Sodium Chloride Solutions," 31 Journal of Applied Electrochemistry 1307-1313 (2001)). Generally, the residential countertop system sits next to the kitchen faucet, and through the use of a diverter, allows tap water to be routed through the system. The water is then processed through a charcoal filter where chlorine and sediments are removed. The filtered water then proceeds to the electrolysis chamber that is made up of electrodes and membranes. A positive and negative electrical charge is passed through the electrodes. The minerals that are found in the filtered water are attracted to opposite electrodes. For example, the alkaline minerals (minerals with positive(+) properties that include calcium, magnesium, sodium, manganese, iron and potassium) are attracted to the negatively charged (-) electrode. The acidic minerals (minerals with negative (-) properties include nitric acid, sulfuric acid and chlorine) are attracted to the positively-charged (+) electrode. Through this mineral separation process, two separate types of water are formed, which are water with alkaline-concentrated minerals, and water with acidic-concentrated minerals. Each type of water is held in a separate chamber in the residential countertop system. The alkaline-concentrated water may be consumed for drinking and cooking purposes, while the acidic-concentrated water may be used in a topical, astringent medium.

OUR  BUSINESS--MARKETING

Our  objectives  are:

     - To create a revenue stream through our marketing of residential systems. These sales may be made through independent distributors, infomercials, mail order, retail sales and direct sales generated through word-of-mouth referrals.

     - To create a revenue stream through the sale of disinfectant systems to the food processing industry.

     - To create a revenue stream through licensing agreements based upon a wide array of applications for functional water that will be targeted to specific industries. For example, electrolyzed water may be used in the beverage industry to extract flavors from their natural sources, such as extracting tea from tea leaves for use in bottled iced tea.

     - To continue the development of functional water applications for industries that are currently dependent upon chemicals as a processing medium. In addition to the food processing, medical and agricultural markets, we intend to develop market-driven applications for functional water, provide the science to these applications, publish the developments in scientific and industrial circulars and perform consulting functions to industries that can benefit from functional water. We intend to hire our own engineers to design, engineer and assemble prototypes of functional water systems that are built for specific industrial needs. We believe that by performing these functions ourselves, we will have all of the necessary tools to become a leading provider of functional water technology.

OUR  BUSINESS--GOVERNMENT  REGULATIONS

     Our functional water systems are, or may be, subject to regulation by a variety of federal, state and local agencies, including the Consumer Product Safety Commission ("CPSC") and the Food and Drug Administration ("FDA").

     Our hand disinfectant functional water system may be subject to pre-market approval by the FDA under Title 21 of the Code of Federal Regulations. We would expect such an approval process to take approximately 90 days after filing with the FDA, although there is no assurance that we will be able to obtain pre-market approval from the FDA. We have not made any applications to the FDA yet. We have engaged the consulting services of Environ Health Associates Inc. to assist us with our FDA application for the hand disinfectant. We anticipate filing the FDA application in late 2007. Environ Health Associates Inc. is familiar with a modern food safety procedure known as Hazard Analysis and Critical Control Point ("HACCP"). HACCP is a food safety procedure that focuses on identifying and preventing hazards that could cause food-borne illnesses. We believe that complying with the HACCP procedure may assist us in getting FDA approval, since the FDA generally encourages retailers to apply HACCP-based food safety principles, along with other recommended practices.

OUR  BUSINESS--MARKETING  AND  DISTRIBUTION

     We  are   developing  and  producing  systems  for  the  following markets:

     - Commercial functional water systems for produce and grocery store disinfection, medical and hospital facility disinfection, sports facility sanitation refining, wine grape mildew treatment, wine aging control, and the formulation of functional water based aquaceuticals.

     - Hand disinfection for the food processing, fast food, medical, dental, personal care and general health care industries.

     -    Residential,  countertop  drinking  water  electrolysis  systems.

     We plan to hire a public relations company that provides the news media with documentary videos for the purpose of educating the public on the technology, processes and applications that we market. The videos will cover the following subjects:

     -    The  use  of  functional  electrolyzed  water  for  food  safety.

     - The use of functional electrolyzed water for effective disinfection in hospitals and clinical settings.

     - The use of functional electrolyzed water for agriculture and organic agriculture.

     -    The  use  of  functional  electrolyzed  water  as  a  wellness medium.

     In third quarter 2006, the Company began an active transition into developing and manufacturing its own proprietary functional water systems, as well as distributing systems. This transition followed from the research and study conducted by Ed Alexander, as well as the Company's more than five year experience in distributing functional water systems. In December 2006, the Company began negotiation for manufacturing and marketing agreements with Aquathirst, Inc., a a privately held company whose principals have substantial marketing, manufacturing and distribution experience with health care, dietary supplements, cosmetics, specialty and functional food and beverages, and over the counter drug products.

     These exclusive and or strategic manufacturing and marketing agreements were ratified by Proton's Board of Directors in March 2007, and effectively provide that the Company will have access to Aquathirst's product distribution channels in domestic and international markets. These distribution channels will cover residential, cosmetic, medical, agricultural, food processing and consumer product areas. Two of Aquathirst's principals serve on our Board of Directors.


OUR  BUSINESS--COMPETITION

     Our direct competitors include several entry-level importers of systems from Japan and Korea. We believe that we have several distinctive advantages over entry-level distributors:

     We and our consultants, who are scientists, business people and advisers, are individuals who have helped pioneer the understanding, documentation, representation and structuring of the technology and its relevance to the United States during the past nine-year period through various companies and organizations. These consultants are the leaders in the U.S. in the knowledge and representation of functional water.

     We have been able to create a strong platform of specialists to advance functional water technology in the United States, which would be difficult for others to replicate due to our high level of focused commitment and dedication.

     We have close working relationships with our Japanese counterparts which have been developed and nurtured over the past eleven-year period. These members are highly respected within the Japanese electrolysis community and attend annual conferences as invited speakers.

     We have excellent working relationships with the Japanese manufacturers and we are often relied upon to provide international perspectives to be used in the refinement of their scientific, design and engineering thought processes to create products that will be accepted on a global basis.

     Although the majority of competitors of water systems are limited resellers, the one significant competitor that we have is named Hoshizaki U.S.A., which is an established U.S.A.-based Japanese company that has a substantial market presence in refrigeration and icemakers. We expect that we may face additional competition from new market entrants and current competitors as they expand their business models.

     In our new products areas, we will compete with United Kingdom based Sterilox regarding our antimicrobial spray and commercial units, as well as traditional suppliers of chemical disinfectants such as Johnson and Johnson. With respect to nutritional and enhanced consumable water products, our nearest competitor would be Essentia, which manufactures bottled water products. Though a competitor, the founder of Proton Labs had provided the bottled water manufacturing device to Essentia.

     To be competitive, we must assemble a strategic marketing and sales infrastructure. Our success will be dependent on our ability to become a formidable marketing and sales entity based upon the technology we have and our ability to aggressively introduce this technology and its far-reaching benefits through documentary videos and other methods of public relations. The alliance of the company with Aquathirst, Inc., we believe brings a significant component to establishing our product manufacturing, marketing and sales infrastructure. EMPLOYEES

     We currently have 3 full-time employees all of whom are in management positions. None of our employees are subject to a collective bargaining agreement. We believe that our employee relations are good.


OTHER  DEVELOPMENTS

     We have been developing a proprietary process allowing for electrolysis to be applied to wine. The primary objective for this application is to allow for a wine maker to have direct control over the aging process of wine such that it allows a wine maker to shorten, complement or, if desired, bypass the wine aging process. The test results that were achieved showed promise in creating the "optimal" wine through a controlled process which provides a smooth texture to the wine along with an enhancement process as a method to alter the properties of water and other liquids. These advantages are found in the areas of improved efficacies, cost efficiencies, environmental safety, worker safety, enhanced products and performance and generally as a simple-yet-advanced method in addressing a wide array of today's industrial and humanity-related concerns.

     We have completed a 3-year testing in the wine industry with respect to the control of mildew on wine grapes in vineyards. Mildew on wine grapes is a serious grapevine fungal disease. The tendency for mildew to grow on wine grapes occurs, for example, in areas of Napa Valley where foggy conditions prevail. If mildew is found on the wine grapes, then spraying with dusty sulfur is done. Spraying with dusty sulfur will generally eliminate and control the mildew on grapes. If this fungus is ignored, the wine grapes may spoil. However, the long-term effects of sulfur exposure is unknown. The use of low pH functional water through routine application removes mildew.

     We have done preliminary field testing with Weber Farms in the potato growing industry with respect to potato maintenance during storage. Our preliminary review of this use of functional water indicates better potato maintenance during storage. We plan to continue this preliminary test using an automated functional water sprayer.

     We are identifying suppliers who can provide components and tools for the manufacture of our proprietary residential water-enhancing small appliance. The residential system utilizes an advanced form of electrolysis to enhance the beneficial properties of electrolytes found in tap water. This small appliance will allow for the consumer to create an enhanced drink, similar to bottled water, using our contemporary, kitchen counter-top, small appliance. We expect these consumer appliances to be ready for retail sales in 2008.

     In February 2005, MIZ, a Japanese company that owns four U.S. patents whose subject matter is the electrolysis of water, assigned a 50% ownership interest in those four patents to Mr. Alexander in consideration of consulting services provided to MIZ Company by Mr. Alexander. Mr. Alexander has agreed to allow us to exploit the four patents on a royalty-free basis. Since MIZ Company and Mr. Alexander each has an ownership interest in the four patents, either Mr. Alexander or the Japanese company could grant licenses to others to use the four patents, and the Japanese company could exploit the four patents by itself.

     Utilizing the sublicense from Edward Alexander at no cost to us, which are the North American rights to manufacture and distribute an electrolyzed water-based antioxidant dietary supplement developed by MIZ Corporation, a Japanese company specializing in advanced uses of electrolyzed water, the Company has begun advancing the terms of this sublicense. During the latter part of 2006, the company ordered a commercial-grade system to produce this advanced antioxidant beverage. During the first quarter of 2007, the company took delivery of this unit with production of this product anticipated to begin during the third quarter of 2007.

     In conjunction with our Japanese engineering group, we have completed the proprietary process allowing for electrolysis to be applied to wine. The primary objective for this application is to allow for a wine maker to have direct control over the aging process of wine such that it allows a wine maker to shorten, complement or, if desired, bypass the wine aging process. The test results that were achieved showed promise in creating the "optimal" wine through a controlled process resulting in a wine product with a smooth texture to the wine along with an enhancement to the various active properties of the wine. In August, 2006, the company and its lead engineer, Mr. Hiroshi Tanaka, were invited to address the 40th Anniversary Mondavi Wine Conference, held in Napa California, with this newly-developed technique for wine enhancement. The presentation was well understood by the specialized audience and several articles had been written about it in various media. The company attended the Taste3 Conference held in Napa, California during the month of May, 2007. We believe our attendance at the Taste3 Conference was a success for us. All of the enhanced beverages developed from our technology, comprising of a tequila product, a cello liqueur and Proton's eWine were well received by the taste testers and attendees. We have been invited back to the 2008 Taste3 Conference, With what the company has achieved through the wine enhancing process, the company and its engineer has extended the use of this application to the enhancement of Tequila, Japanese Sake, Japanese Sho-chu and through a business alliance, a Cello product. During 2007, the company will introduce this enhancement method to a targeted audience specializing in wine, tequila and other alcohol-based products.

     In late 2007, we plan to file an EPA/FDA application for our hand disinfectant system and our surface disinfectant system. We are currently working on the submission of our antimicrobial waters to be used for produce misting and for vegetable washes to the EPA.


                             DESCRIPTION OF PROPERTY

     We lease approximately 2800 square feet of office and storage space located at 980 Atlantic Avenue, Suite 110 Alameda, CA 94501, for a lease payment of approximately $6,000 per month. Under this lease, we are required to pay a percentage of the property taxes, insurance and maintenance. The lease commenced for a two year period on July 1, 2007 and is renewable. We believe this space is adequate for our current needs, and that additional space is available to us at a reasonable cost, if needed.


                              FINANCIAL INFORMATION

     Our  financial  statements  begin  on  page  F-1.


                      Management's Discussion and Analysis

FORWARD-LOOKING  STATEMENT

     Certain statements contained herein, including, without limitation, statements containing the words, "believes," "anticipates," "expects," and other words of similar meaning, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. In addition to the forward-looking statements contained herein, the following forward-looking factors could cause our future results to differ materially from our forward-looking statements: competition, funding, government compliance and market acceptance of our products.

INTRODUCTION

     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and the accompanying notes thereto for the year ended December 31, 2006, and our unaudited financial statements for the three and six months ended June 30,2006 and 2007. and the accompanying notes thereto and the other financial information appearing elsewhere herein. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the USA, which contemplate our continuation as a going concern.

     We have incurred net losses of $1,716,680 at December 31, 2006 and of $981,674 in December 31,2005. We had a working capital deficit of $251,472 December 31, 2006 and $871,723 at December 31, 2005 . Loans from our president were required to fund operations.

     We incurred a net loss for the six months ended June 30, 2007 of $1,701,660 and $270,540 for the six months ended June 30, 2006. We had a working capital deficit of $431,318 at June 30, 2007, and a working capital deficit of $251,472 at December 31,2006.

     We had a stockholders deficit of $312,118 at December 31, 2006 and a stockholders deficit of $546,426 June 30, 2007. Loans from our CEO and our president have been necessary to fund our operations.

Stockholder loans as of June 30, 2007 and December 31, 2006 consist of the following:

                                                                      2007      2006
======================================================================================

Note payable to CEO and majority shareholder; principal and
  interest due December 2009; interest is accrued at 7% per annum;
  unsecured.                                                        $287,642  $270,642

Note payable to shareholder; principal and interest due
  December 2009; interest is accrued at 7% per annum; unsecured.      20,000         -
                                                                    ------------------

    TOTAL STOCKHOLDER LOANS                                          307,642   270,642

    Less: Current Portion                                                  -         -
--------------------------------------------------------------------------------------

    TOTAL STOCKHOLDER LOANS - LONG TERM                             $307,642  $270,642
======================================================================================

     During the six months ended June 30, 2007 two shareholders advanced the Company $37,000. The Company did not make any payments on notes during the six months ended June 30, 2007.

     At June 30, 2007, the Company had accrued interest relating to shareholder loans of $62,321.

     During the six months ended June 30, 2007, the Company accrued $30,000 as salaries payable to the company's CEO, resulting in $225,091 of salaries payable June 30, 2007.

     Legacy Media, LLC has been granted 2.6 million shares of the Company's restricted common stock in connection with an agreement to provide investor relations on behalf of the Company. Legacy Media, LLC has also been issued a convertible note by the Company in the amount of $250,000 repayable at 8% interest by January 2007. Legacy Media, LLC has the option to convert this note into restricted voting common stock of the Company, at the lesser of (i) 50% of the lowest closing bid price during the fifteen (15) days of full trading, defined as standard market hours from 9:30 AM to 4:00 PM EST, partial trading days will not be counted for calculation purposes only ("Trading Days") prior to the Conversion Date or (ii) 100% of the average of the five lowest closing bid prices for the thirty (30) Trading Days immediately following the first reverse split in the stock price. All of Legacy Media, LLC's shares may be registered in an SB-2 filing at its request.

     Our independent auditors made a going concern qualification in their report dated April 13,2007, which raises substantial doubt about our ability to continue as a going concern. The financial statements herein do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

     In 2006, we made the decision to design and manufacture our own systems and products, as well as continue to import and distribute certain systems and products. As a result of this transition and our work over the past several years we have three priority products that we anticipate to manufacture and sell within three to nine months as follows:


     - Commercial food and water safety unit designed to eliminate or reduce pathogens in food or water products and/or container systems, marketable to produce fields, grocery stores and industrial water container applications;

     - Antimicrobial spray designed to eliminate or reduce pathogens, particularly targeted to medical, hospital and sports facility applications;

     - Residential counter top water enhancement units, designed to eliminate impurities, enhance water properties, and eliminate continual glass and plastic water packaging.


     We also are anticipating a release this quarter of an enhanced consumer bottled water product named "Super Red" which will be sold to specialty health and food stores. We are under contract with a specialty manufacturer for the manufacture and bottling of this water in October 2007. We are under worldwide license from MIZ Corporation for this product.

     ` We still intend to import and distribute products that we do not manufacture. We still act as an exclusive importer and master distributor of certain products to various companies in which uses for the product range from food processing to retail water sales.


CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

     Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. These estimates and assumptions provide a basis for us to make judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions, and these differences may be material.

     We recognize revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable and; (iv) collectibility is reasonably probable. Our revenues are derived from sales of our industrial, environmental and residential systems which alter the properties of water to produce functional water. We believe that this critical accounting policy affects our more significant judgments and estimates used in the preparation of our consolidated financial statements.

     Our  fiscal  year  end  is  December  31.


RESULTS  OF  OPERATIONS-YEARS  ENDED  DECEMBER  31,  2006  AND  2005.

     We had revenue of $143,341 for the year ended December 31, 2006. Compared to $328,200 revenue for the year ended December 31,2005, this was a decrease of %56.

     We had a net loss of $1,716,680 for the year ended December 31, 2006 as compared to a net loss of $981,674 for the year ended December 31, 2005. This increase in net loss was directly attributed to the following circumstances: (a) Expenses incurred in various consulting services that the company needed for marketing and public relations. (b) Expenses incurred in the development of its proprietary brand products consisting of 4 different antimicrobial systems, 1 commercial grade drinking water system, 1 hand disinfectant system, a disposable antimicrobial spray, and a produce misting/vegetable washing system. (c) Expenses incurred in various 3rd party testings to validate the efficacy of the company's waters. (d) Reduction to 2006 revenues due to a delayed product substitution process brought about by funding delays. (e) Interest expenses and principal paid in retiring a note that was carried by the company to its current President.

     Cash used by operating activities was $762,118 for the year ended December 31, 2006, as compared to $250,646 for the year ended December 31, 2005. This increase in cash used by operating activities was due primarily to expenditures incurred in the development of the Company's own systems, third party testing and applications development expenditures.

RESULTS  OF  OPERATIONS-SIX  MONTHS  ENDED  JUNE  30,  2007  AND  2006.

     We had revenues of $79,039 for the six months ended June 30, 2007 compared to revenue of $84,561 for the six months ended June 30, 2006. During the period that the company is developing its new line of products, the revenue base will remain fairly consistent.

     We incurred a net loss of $1,701,660 for the six months ended June 30, 2007 and a net loss of $270,540 for the six months ended June 30, 2006. This was an increase in net loss attributable to in-kind consultant compensation expenses incurred in the sourcing of manufacturing, marketing and sales infrastructure necessary for the Company.

     Cash used in operating activities was $41,504 for the six months ended June 30, 2007 compared to cash used by operating activities of $180,073 for the six months ended June 30, 2006.

     We had total assets at June 30, 2007 of $295,368, compared to $364,423 at December 31, 2006. The decrease in assets is attributable to the Company's transition from a distributor of product to a manufacturer of product, causing a reduction in inventory and a greater expenditure of cash.

LIQUIDITY

     At June 30, 2007, we had cash on hand of $1,710. Our growth is dependent on our attaining profit from our operations and our raising of additional capital either through the sale of stock or borrowing funds. There is no assurance that we will be able to raise any equity financing or sell any of our products to generate a profit.

     At June 30, 2007, we owed stockholder loans in principal amount of $307,642.


FUTURE  CAPITAL  REQUIREMENTS

     Our growth is dependent on attaining profit from our operations, or our raising additional capital either through the sale of stock or borrowing. There is no assurance that we will be able to raise any equity financing or sell any of our products at a profit.

     Our future capital requirements will depend upon many factors, including:

     -    The  cost  to  acquire  equipment  that  we  then  would  resell.

     -    The  cost  of  sales  and  marketing.

     -    The  rate  at  which  we  expand  our  operations.

     -    The  results  of  our  consulting  business.

     -    The  response  of  competitors.


ITEM  3.     CONTROLS  AND  PROCEDURES.


     (a) Evaluation of disclosure controls and procedures. Our principal executive and financial officer evaluated our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this quarterly report. Based on this evaluation, our principal executive officer and principal financial officer concluded that these disclosure controls and procedures are effective and designed to ensure that the information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the requisite time periods.

     In connection with its audit of the Company's consolidated financial statements for the year ended December 31,2006, the Company's registered public\ accounting firm, advised the Audit Committee and management of internal control matters with respect to certain financial reporting controls that they considered to be a material weakness, which is described below. A material weakness is a control deficiency, or a combination of control deficiencies, that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The material weakness identified was as follows:

          A material weakness existed in our control environment relating to inadequate staffing of our technical accounting function, including a lack of sufficient personnel with skills, training and familiarity with certain complex technical accounting pronouncements that have or may affect our financial statements and disclosures.

In response to the observations made by HB&M, the Company is in the process of implementing certain enhancements to its internal controls, accounting staff and procedures, which it believes address the matters raised by Hansen, Barnett & Maxwell.

     (b) Changes in Internal Control Over Financial Reporting. There was no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended) identified in connection with the evaluation of our internal control performed during the quarter ended June 30, 2007 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.


MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES.

     Our stock is traded on the OTCBB under the trading symbol "PLBI." The following table sets forth the quarterly high and low bid price per share for our common stock. These bid and asked price quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual prices. Our fiscal year ends December 31.


COMMON  STOCK  PRICE  RANGE

YEAR AND QUARTER  HIGH    LOW
----------------  -----  -----
2005:
First Quarter     $1.55  $0.38
Second Quarter    $0.48  $0.32
Third Quarter     $0.40  $0.20
Fourth Quarter    $0.34  $0.14

2006:
First Quarter     $0.40  $0.20
Second Quarter    $0.61  $0.29
Third  Quarter    $1.21  $0.55
Fourth  Quarter   $0.69  $0.17

2007:
First Quarter     $0.42  $0.19
Second Quarter    $0.25  $0.15

     On September 27, 2007, the closing price of our stock was $0.07.

     On September 27, 2007 we had outstanding 29,470,523 shares of common stock.

     On September 27, 2007 we had approximately 254 shareholders of record which includes shares held directly by shareholders and shares beneficially owned by shareholders who have deposited their shares into an account at a broker-dealer. Such deposited shares into a brokerage account are accumulated in a nominee account in the name of Cede, Inc. Cede, Inc. is the nominee account that most broker-dealers use to deposit shares held in the name of the broker-dealer. Cede, Inc. is counted as one record shareholder, even though it could represent many beneficial shareholders who have deposited their shares into an account at a broker-dealer.

     Our transfer agent is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona 85251, tel. (480) 481 3940.

     We have not paid any cash dividends on our common stock and we do not expect to declare or pay any cash dividends on our common stock in the foreseeable future. Payment of any cash dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the Board of Directors.

     We have outstanding 8,000 shares of Series A Preferred Stock. We have no outstanding options or convertible debt. Our Series A Preferred Stock pays no dividends.

SECURITIES  AUTHORIZED  FOR  ISSUANCE  UNDER  EQUITY  COMPENSATION  PLANS

     We currently have no shares available for issuance under any equity compensation plan. In 2007, we authorized and issued 4,200,000 shares for issuance to employees and consultants under our 2007 Employee Stock and Stock Option Plan.

     Directors, Executive Officers, Promoters and Control Persons


EXECUTIVE  OFFICERS  AND  DIRECTORS

NAME              AGE                 POSITION
----------------  ---  --------------------------------------

Edward Alexander   54  Director, Chief Executive Officer,
                       Chief Financial Officer, and Secretary

Gary Taylor        56  Director and President

Don Gallego        56  Director

Steven Perry       57  Director

Gregory Darragh    49  Director

Jed Astin          61  Director


     Edward Alexander has been our Chairman, a Director, Chief Executive Officer, Chief Financial Officer, and Secretary since 2002. He had been the owner and president of Proton Laboratories, LLC from January, 2001 until its merger with us. Proton Laboratories, LLC introduced an electrolytic water separation technology that has many uses in industry, product formulations and consumer products. From January 1997 to July 1998, Mr. Alexander served as owner and president of Advanced H2O, LLC. In July 1998, Mr. Alexander formed Advanced H2O, Inc. to specialize in bottled water production. Mr. Alexander continues to serve as a consultant to Advanced H2O, Inc. Prior to 1997, Mr. Alexander served as General Manager for Tomoe Incorporated and held various positions with various divisions of the U.S. Navy Resale System. In February 2002, the Securities and Exchange Commission accepted a settlement offer from Mr. Alexander and imposed a cease and desist order against Mr. Alexander from committing or causing any violation or future violation of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. This order was imposed in connection with a press release that Mr. Alexander was persuaded to release about Proton Laboratories, LLC by a business associate whom Mr. Alexander trusted at the time.

     In June 2005, Gary Taylor was appointed as a Director and President. We granted 131,600 shares of common stock to Mr. Taylor in connection with this appointment. Since 1998, Mr. Taylor has been the CEO of The Moore Company which provides consulting for product distribution and third party logistical services

     Steven Perry is a highly accomplished scientist and entrepreneur. He is the founder and CEO of Conseal International, Inc. a contract formulator and manufacturer for health care, beauty care, and industrial products that have substantial international and domestic retail sales per year. He is also the Chief Operating Officer and a director of Aquathirst, Inc., a new manufacturer and marketer of functional water beverages.

     Don Gallego has over thirty years of broad and extensive high-level corporate management, company start up, funding and consulting experience. Mr. Gallego is also chairman and director of Aquathirst, Inc.

     Jed A. Astin has been educated in the United Kingdom Canada, and the United States. He holds undergraduate and postgraduate degrees in education and administration. He has been a land developer, builder and social housing provider for over thirty years. He has received a Canadian government award for the provision of social housing. He is a successful facilitator and manager, encouraging others to chose the path of personal wealth and freedom based on information, knowledge and respect, as well as service and productivity. Gregory Darragh started his sales career with "Combined Insurance Company of America" in March of 1983. At the time Combined Insurance had in excess of 14,000 agents, in over 14 countries world wide. He was International Salesman of the Year in his first 10 months and was promoted into management after just four months. As an executive his organization continued to achieve some of the highest sales figures in North America. In 1995 Mr. Darragh started a new marketing team for Commercial Union Life, where he was Provincial Manager (Disability Product Line) for British Columbia, Canada. Mr. Darragh's very extensive marketing and sales experience convinced Harland Stonecipher (founder of Pre-Paid Legal Services-PPD-NYSE) to expand into the Canadian market in 1999, where Mr. Darragh was appointed, Regional Vice President for several years.

     Messrs. Gallego, Astin, Darragh and Perry were appointed as directors via a stockholder consent effective as of June 6, 2007. Pursuant to Section RCW 23B.07.040 (b) of the Revised Code of Washington, a majority of the shareholders of Proton Laboratories, Inc. acting by a Shareholder Consent in Lieu of Annual

Meeting appointed a new Board of Directors as follows: Ed Alexander, Don Gallego, Gregory Darragh, Jed A. Astin, Gary Taylor and Steven Perry. Mr. Miceal Ledwith has stepped down from the Board following good service. The majority shareholders also consented to the amendment of the articles of incorporation to increase the number of Board Members to nine. They have also consented to the appointment of Dr. Kochiki Hanoaka to the Board as soon as the amendment has been properly filed with the state of Washington.

     The effective date of the consent is June 6, 2007. Majority shareholder consents were received as of July 27, 2007. The total number of shareholder votes in favor of the consent was 16,279,308. Proton's total outstanding number of shares on the effective date of the consent was 29,070,523.

COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

     We do not have any nominating, or compensation committees of the Board, or committees performing similar functions.

     In December 2003, our Board adopted our Audit Committee Charter (the "Charter") which established our Audit Committee. The Board of Directors has selected Jed Astin, an independent Director, to be on the Audit Committee. Mr. Astin is not a financial expert. We have determined Mr. Astin's independence using the definition of independence set forth in NASD Rule 4200-(14). We have not yet been able to recruit an independent director who is also a financial expert.

     The primary purpose of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. The Audit Committee will meet privately with our Chief Accounting Officer and with our independent public accountants and evaluate the responses by the Chief Accounting Officer both to the facts presented and to the judgments made by our independent accountants. The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee's duties. The Purpose of the Audit Committee is to conduct continuing oversight of our financial affairs. The Audit Committee conducts an ongoing review of our financial reports and other financial information prior to filing them with the Securities and Exchange Commission, or otherwise providing them to the public. The Audit Committee also reviews our systems, methods and procedures of internal controls in the areas of: financial reporting, audits, treasury operations, corporate finance, managerial, financial and SEC accounting, compliance with law, and ethical conduct. A majority of the members of the Audit Committee will be independent directors. The Audit Committee is objective, and reviews and assesses the work of our independent accountants and our internal audit department. The Audit Committee will review and discuss the matters required by SAS 61 and our audited financial statements with our management and our independent auditors. The Audit Committee will receive the written disclosures and the letter from our independent accountants required by Independence Standards Board No. 1, and the Audit Committee will discuss with the independent accountant the independent accountant's independence.

MEETINGS  OF  THE  BOARD  OF  DIRECTORS

     The Board of Directors held no meetings during the year ended December 31, 2006 and acted by consent on five occasions. There is no family relationship between or among any of our directors and executive officers.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons also are required to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge, all persons required to file reports under Section 16(a) of the Exchange Act have done so in a timely manner.

CODE  OF  ETHICS

     We have a Code of Ethics that applies to our principal executive officer and our principal financial officer. We undertake to provide to any person, without charge, upon request, a copy of our Code of Ethics. You may request a copy of our Code of Ethics by mailing your written request to us. Your written request must contain the phrase "Request for a Copy of the Code of Ethics of Proton Laboratories, Inc." Our address is: Proton Laboratories, Inc., 980110, Alameda, CA 94501.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information as to our highest paid officers and directors. No other compensation was paid to any such officers or directors other than the compensation set forth below.

                        Annual Compensation            Long-Term Compensation
                                                               Awards                Pay-Outs

                                                                     Securities
Name  and                                                 Other        Under-
All                                                    Restricted       lying       LTIP Other
Principal                                  Annual         Stock        Options       Payouts
Position       Year    Salary   Bonus   Compensation    Award(s)        SARs       Compensation

Edward
Alexander
CEO,  CFO
                         $        $           $              $            #              $

              2006(1)  68,400    -0-         -0-            -0-          -0-            -0-

              2005(2)  62,400    -0-         -0-            -0-          -0-            -0-
>
Gary Taylor
President

              2006      -0-      -0-         -0-            -0-          -0-

              2005      -0-      -0-         -0-            -0-          -0-

--------------------------------
(1) Mr. Alexander's services were valued at $60,000 which was recorded as accrued wages. Mr. Alexander also received $8,400 as cash compensation.

(2) Mr. Alexander's services were valued at $60,000, which was recorded as accrued wages Mr. Alexander also received $2,400 as cash compensation.


OUTSTANDING  STOCK  OPTIONS

     We have not granted any options to purchase common stock and we do not have any outstanding options to purchase common stock.

COMPENSATION  OF  DIRECTORS

     Our directors do not receive cash compensation for their services as directors or members of committees of the Board of Directors.

EMPLOYEE  STOCK  OPTION  PLANS

     Our Board of Directors approved the Company's 2005 Employee Stock and Stock Option Plan and the Company's 2007 Employee Stock and Stock Option Plans.

NO  EMPLOYMENT  AGREEMENT

     We do not have any employment agreements with any employees.

SECURITIES  AUTHORIZED  FOR  ISSUANCE  UNDER  EQUITY  COMPENSATION  PLANS

     We currently have no shares available for issuance pursuant to any equity compensation plans.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                        AND RELATED STOCKHOLDER MATTERS.


SECURITIES  AUTHORIZED  FOR  ISSUANCE  UNDER  EQUITY  COMPENSATION  PLANS

     We currently have no shares available for issuance pursuant to any equity compensation plan.

BENEFICIAL  OWNERSHIP

The following table sets forth certain information concerning the number of shares of common stock owned beneficially as of September 27,2007, by: (i) each person (including any group) known by us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and executive officers, and (iii) and our officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown. As of September 27, 2007, we had 29, 470,523 shares of common stock outstanding.

Name                                          Amount  of  Shares      Class of     Percentage
and  Address                                  Beneficially  Owned    Securities     of  Class
----------------------------------------------------------------------------------------------
Edward  Alexander
980 Atlantic Ave.  Suite 110
Alameda,  CA 94501                                      8,224,000  Common Stock          28.1%

Gary  Taylor
333  S.E.  2ND  AVE.
PORTLAND  OR 97214                                        131,600  Common Stock          0.44%

Don Gallego
8726 South Sepulveda Boulevard  Suite D-266
Los Angeles, CA  90045                                          0  Common Stock           0.0%

Steven Perry
8726 South Sepulveda Boulevard  Suite D-266
Los Angeles, CA  90045                                          0  Common Stock           0.0%

Gregory Darragh
8726 South Sepulveda Boulevard  Suite D-266
Los Angeles, CA  90045                                  1,410,750* Common Stock          4.8%%

Jed Astin
8726 South Sepulveda Boulevard  Suite D-266             1,097,500  Common Stock          3.7%%
Los Angeles, CA  90045

Executive  Officers and Directors
As  A Group(5 Persons)                                 10,863,850  Common Stock          37.1%

Legacy Media, LLC
634 State Street
Santa Barbara, CA 93101                                  3,200,000 Common Stock        10.8%**

* Includes 100,000 shares held in the name of Shannon Darragh. Ms. Darragh is the wife of Mr. Darragh.

** Does not include shares underlying Legacy Media LLC's right to convert a $250,000 note at a conversion ratio equal to half of the price of our common stock at any time. See Risk Factors and pages 11 and 16.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have a policy that our business affairs will be conducted in all respects by standards applicable to publicly held corporations and that we will not enter into any future transactions and/or loans between us and our officers, directors and 5% shareholders unless the terms are: (a) no less favorable than could be obtained from independent third parties, and (b) will be approved by a majority of our independent and disinterested directors. In our view, all of the transactions described below meet this standard.

     During 2006, notes of total principal amount of $168,000 that were due to our former President and current director, Gary Taylor, and the principal and interest that was due on each of these notes have been paid in full.

     Our CEO, Ed Alexander, held a series of notes from the Company during fiscal years 2005 and 2006 which at fiscal year end of 2006 had total outstanding principal due of $270,642 and total accrued interest due of $51,554. As of December 31, 2006, our CEO agreed to consolidate all of these outstanding notes and to extend the term of repayment to December 31, 2009. Interest will continue to accrue on these notes at an interest rate of 7% per annum.

                            DESCRIPTION OF SECURITIES

CAPITAL  STOCK

     The following description of our capital stock is a summary of the material terms of our capital stock. Our authorized capital stock consists of 120,000,000 shares of which there are 100,000,000 shares of common stock having a par value of $0.0001 per share and 20,000,000 shares of preferred stock having a par value of $0.0001 per share. As of September 27, 2007, there were 29, 470,523 shares of common stock outstanding. and 8,000 shares of Series A Preferred Stock outstanding. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

     Of our 29,470,523 outstanding of common stock outstanding, 8,381,000 shares are free trading shares.

     Our Articles of Incorporation do not permit cumulative voting for the election of directors, nor do stockholders have any preemptive rights, subscription or conversion rights to purchase shares in any future issuance of our common stock.

     The holders of common stock have the sole right to vote, except as otherwise provided by law or by the Articles, including provisions governing any preferred stock. Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The holders of more than 50% of such outstanding shares common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any other directors.

     Subject to the rights, if any, of any outstanding shares of preferred stock, if any, the holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when, if and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters required by law to be submitted to a vote of stockholders.

     In the event of liquidation, dissolution or winding up of our affairs, holders of common stock are entitled to receive, ratably, our net assets of available after payment of all creditors and any preferential liquidation rights, if any, of any preferred stock, if any, then outstanding.

     All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

THE PENNY STOCK RULES

     Our securities may be considered a penny stock. Penny stocks are securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent disclosing recent price information on the limited market in penny stocks. The "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The penny stock restrictions will not apply to our securities when our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

                              SELLING STOCKHOLDERS

     The following table sets forth the name of each Selling Stockholder, the number of shares of common stock offered by each Selling Stockholder, the number of shares of common stock to be owned by each Selling Stockholder if all shares were to be sold in this offering and the percentage of our common stock that will be owned by each Selling Stockholder if all shares are sold in this the offering. The shares of common stock being offered hereby are being registered to permit public secondary trading and the Selling Stockholders may offer all, none or a portion of the shares for resale from time to time.

----------------------------------------------------------------------------------
Name                Shares          Shares         Shares          Percentage
Of                  Owned           Offered        Owned           After
Selling             Before          For            After           Offering If All
Stockholder         Offering        Sale           Offering        Shares Are Sold
Sold                                               If All Shares
                                                   Are Sold
(1)                                   (2)             (2)
----------------------------------------------------------------------------------
Legacy Media, LLC    7,100,000 (3)  7,100,000 (3)        -0-                -0-

Paula Argento          400,000 (4)    200,000        200,000               .09%

Stuart Young           450,000        450,000            -0-                -0-
-------------------

(1) To the best of our knowledge, no Selling Stockholder has a short position in our common stock. To the best of our knowledge, no Selling Stockholder that is a beneficial owner of any of these shares is a broker-dealer or an affiliate of a broker-dealer (a broker-dealer may be a record holder). Except as otherwise disclosed in this filing, no Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

(2) Assumes no sales or purchases are transacted by the Selling Stockholder during the offering period other than in this offering.

(3)  Includes 3.2 million shares of voting common stock issued for services and
     3.5 million unissued shares of voting common stock underlying the right to convert of a $250,000 note described earlier in this Prospectus on pages 11 and 16.

     For purposes of this table and per agreement with Legacy Media, LLC, the Company used a conversion price of approximately $0.07 per share for the convertible debt which was determined as if the the debt were converted in its entirety on August 30, 2007. The actual number of shares of common stock issuable upon the conversion of the convertible debt is subject to adjustment depending on amount, other factors and the future market price of the common stock and could be materially less or more than the number estimated in the table.

(4) Includes 200,000 shares which were authorized in April 2007 and were issued in September 2007. Includes an additional 200,000 shares which will be issued concurrent with the filing of this SB-2. All shares have been issued for services rendered.


                              PLAN OF DISTRIBUTION

     The Selling Stockholders (of record ownership and of beneficial ownership) and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the Selling Stockholders will sell any or all of the common stock in this offering. The Selling Stockholders may use any one or more of the following methods when selling shares:

- Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

- Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

- Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

-    An exchange distribution following the rules of the applicable exchange.

-    Privately negotiated transactions.

-    Short sales or sales of shares not previously owned by the seller.

- An agreement between a broker-dealer and a Selling Stockholder to sell a specified number of such shares at a stipulated price per share.

-    A combination of any such methods of sale.

-    Any  other  lawful  method.

     The  Selling  Stockholder  may  also  engage  in:

- Short selling against the box, which is making a short sale when the seller already owns the shares.

- Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date.

- Selling calls, which is a contract giving the person buying the contract the right to buy shares at a specified price by a specified date.

- Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus.

- Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stock holder.

- Pledging shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

     If we are notified by a Selling Stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the Registration Statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Stockholder and the broker-dealer.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE.

     None.

                                LEGAL PROCEEDINGS

     We are not a plaintiff or defendant in any litigation, nor is any litigation threatened against us.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Paula Argento, Esq., of Argento & Associates Law Firm, 1120 20th St., NW Box 18726 Washington, DC 20036, Tel. 202-538-2473, has acted as our legal counsel for this offering. The validity of the shares offered by this prospectus has been passed upon for Proton Laboratories, Inc. by Argento & Associates Law Firm. As of the date of this prospectus, Ms. Argento has been authorized 400,000 shares of our voting common stock.

     Our consolidated balance sheets as of December 31, 2006 and 2005, and the consolidated statements of operations, stockholders' deficit, and cash flows, for the years then ended, have been included in the registration statement on Form SB-2 of which this prospectus forms a part, in reliance on the report of Hansen, Barnett & Maxwell, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Washington Business Corporation Act at Title 23 RCW provides that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     Our Articles of Incorporation and By-Laws also state that we indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                            PROTON LABORATORIES, INC.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                       AND
                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2006 AND 2005


                         HANSEN, BARNETT & MAXWELL, P.C.
                           A Professional Corporation
                          CERTIFIED PUBLIC ACCOUNTANTS

                            PROTON LABORATORIES, INC.
                                TABLE OF CONTENTS

                                                                                                 PAGE
Report of Independent Registered Public Accounting Firm                                          F-2

Consolidated Balance Sheets - December 31, 2006 and 2005                                         F-3

Consolidated Statements of Operations for the years ended December 31, 2006 and 2005             F-4

Consolidated Statements of Stockholders' Deficit for the years ended December 31, 2005
  and 2006                                                                                       F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005             F-6

Notes to Consolidated Financial Statements                                                       F-7

HANSEN, BARNETT & MAXWELL, P.C.
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS                 REGISTERED WITH THE PUBLIC COMPANY
                                                  ACCOUNTING OVERSIGHT BOARD
  5 Triad Center, Suite 750
 Salt Lake City, UT 84180-1128                     an independent member of
    Phone: (801) 532-2200                               BAKER TILLY
     Fax: (801) 532-7944                               INTERNATIONAL
      www.hbmcpas.com


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Stockholders
Proton Laboratories, Inc. and subsidiaries

We have audited the consolidated balance sheets of Proton Laboratories, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Proton Laboratories as of December 31, 2006 and 2005, and the results of their consolidated operations and their consolidated cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, has suffered reoccurring losses from operations and has negative working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                 HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
April 13, 2007

                                   PROTON LABORATORIES, INC
                                 CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31, 2006 AND 2005

                                                                       2006          2005
---------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash                                                               $     9,768   $     1,384
Accounts receivable, less allowance for doubtful accounts of
  $30,419 and $16,522, respectively                                        794        21,927
Inventory                                                              143,865        32,861
---------------------------------------------------------------------------------------------
  TOTAL CURRENT ASSETS                                                 154,427        56,172
---------------------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT
Furniture and fixtures                                                  23,316        19,709
Equipment and machinery                                                238,776       161,833
Leasehold improvements                                                  11,323        11,323
  Accumulated depreciation                                             (69,550)      (45,820)
---------------------------------------------------------------------------------------------
  NET PROPERTY AND EQUIPMENT                                           203,865       147,045
---------------------------------------------------------------------------------------------
DEPOSITS                                                                 6,131         6,131
=============================================================================================
TOTAL ASSETS                                                       $   364,423   $   209,348
=============================================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable                                                   $    71,314   $   168,378
Accrued expenses                                                       266,079       252,769
Deferred revenue                                                        52,506        52,506
Preferred dividends payable                                             16,000         9,600
Stockholder loans, current portion                                           -       444,642
---------------------------------------------------------------------------------------------
  TOTAL CURRENT LIABILITIES                                            405,899       927,895
---------------------------------------------------------------------------------------------
STOCKHOLDER LOANS, NET OF CURRENT PORTION                              270,642        40,000
=============================================================================================
TOTAL LIABILITIES                                                  $   676,541   $   967,895
=============================================================================================
STOCKHOLDERS' DEFICIT
Series A convertible preferred stock, 400,000 shares authorized with a par value of $0.0001; 8,000 shares issued and
  outstanding, respectively; liquidation preference of $80,000
  and $0, respectively                                                  80,000        80,000
Undesignated preferred stock, 19,600,000 shares authorized with a
  par value of $0.0001; no shares issued or outstanding                      -             -
Common stock, 100,000,000 common shares authorized with a par value of $0.0001; 21,658,223 and 14,270,100 shares issued and
  outstanding, respectively                                              2,168         1,429
Additional paid in capital                                           4,045,371     1,856,601
Subscription receivable                                                (20,000)            -
Accumulated deficit                                                 (4,419,657)   (2,696,577)
---------------------------------------------------------------------------------------------
  TOTAL STOCKHOLDERS' DEFICIT                                         (312,118)     (758,547)
---------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $   364,423   $   209,348
=============================================================================================

    The accompanying notes are an integral part of these consolidated financial statements.

                                   PROTON LABORATORIES, INC
                            CONSOLIDATED STATEMENTS OF OPERATIONS
                          FOR YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                       2006          2005
---------------------------------------------------------------------------------------------
SALES                                                              $   143,341   $   328,200

COST OF GOODS SOLD                                                     113,288       246,630
---------------------------------------------------------------------------------------------

GROSS PROFIT                                                            30,053        81,570
---------------------------------------------------------------------------------------------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (including
  equity-based expenses of $1,063,931 and $459,040, respectively)    1,702,134       954,834
---------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                (1,672,081)     (873,264)
---------------------------------------------------------------------------------------------

OTHER INCOME AND (EXPENSE)
Interest income                                                          1,615           186
Interest expense                                                       (46,214)     (108,596)
---------------------------------------------------------------------------------------------
  NET OTHER EXPENSE                                                    (44,599)     (108,410)
---------------------------------------------------------------------------------------------

    NET LOSS                                                        (1,716,680)     (981,674)

PREFERRED STOCK DIVIDEND                                                (6,400)       (6,400)
---------------------------------------------------------------------------------------------

LOSS APPLICABLE TO COMMON SHAREHOLDERS                             $(1,723,080)  $  (988,074)
---------------------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER
  COMMON SHARE                                                     $     (0.10)  $     (0.07)
---------------------------------------------------------------------------------------------

BASIC AND DILUTED WEIGHTED AVERAGE
  SHARES OUTSTANDING                                                17,813,461    13,720,209
---------------------------------------------------------------------------------------------

    The accompanying notes are an integral part of these consolidated financial statements.

                                                    PROTON LABORATORIES, INC
                                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                         FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2006

                               PREFERRED STOCK       COMMON STOCK      ADDITIONAL
                              ------------------  -------------------    PAID IN    SUBSCRIPTION    ACCUMULATED
                               SHARES    AMOUNT     SHARES    AMOUNT     CAPITAL     RECEIVABLE       DEFICIT         TOTAL
-------------------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 2004       8,000  $80,000  12,975,000  $ 1,299  $ 1,350,616  $           -   $ (1,708,503)  $  (276,588)
Issuance of shares for
  interest expense                    -        -      47,500        5       27,070              -              -        27,075
Issuance of directors shares          -        -     131,600       13       52,627              -              -        52,640
Issuance of shares for
  consulting services                 -        -   1,016,000      102      406,298              -              -       406,400
Issuance of shares for cash           -        -     100,000       10       19,990              -              -        20,000
Dividends declared                    -        -           -        -            -              -         (6,400)       (6,400)
Net loss for the period               -        -           -        -            -              -       (981,674)     (981,674)
-------------------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 2005       8,000   80,000  14,270,100    1,429    1,856,601              -     (2,696,577)     (758,547)
Issuance of shares for legal
  services                            -        -     352,400       35       81,017              -              -        81,052
Issuance of shares for
  consulting services                 -        -   1,410,000      141    1,023,264              -              -     1,023,405
Issuance of shares for cash           -        -   5,625,723      563    1,084,489        (20,000)             -     1,065,052
Dividends declared                    -        -           -        -            -              -         (6,400)       (6,400)
Net loss for the period               -        -           -        -            -              -     (1,716,680)   (1,716,680)
-------------------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 2006       8,000  $80,000  21,658,223  $ 2,168  $ 4,045,371  $     (20,000)  $ (4,419,657)  $  (312,118)
===============================================================================================================================

    The accompanying notes are an integral part of these consolidated financial statements.

                             PROTON LABORATORIES, INC
                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                              2006         2005
----------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                  $(1,716,680)  $(981,674)
Adjustments to reconcile net loss to cash used
  in operating activities:
  Depreciation                                                 23,730      26,660
  Common stock issued for services                          1,063,931     459,040
  Amortization of loan costs                                        -      27,075
  Changes in operating assets and liabilities
    Accounts receivable                                        21,133     (11,294)
    Inventory                                                (111,004)      1,236
    Deferred revenue                                                -      52,506
    Accounts payable                                          (56,538)     33,598
    Accrued expenses                                           13,310     142,207
----------------------------------------------------------------------------------

  NET CASH FROM OPERATING ACTIVITIES                         (762,118)   (250,646)
----------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Refund of deposit                                                   -       5,000
Cash paid for deposit                                               -      (6,131)
Purchases of property and equipment                           (80,550)     (3,893)
----------------------------------------------------------------------------------

  NET CASH FROM INVESTING ACTIVITIES                          (80,550)     (5,024)
----------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock                          1,065,052      20,000
Proceeds from stockholder loans                                73,852     222,642
Payment on stockholder loans                                 (287,852)          -
----------------------------------------------------------------------------------
  NET CASH FROM FINANCING ACTIVITIES                          851,052     242,642
----------------------------------------------------------------------------------

NET INCREASE (DECREASE)  IN CASH                                8,384     (13,028)

CASH AT BEGINNING OF PERIOD                                     1,384      14,412
----------------------------------------------------------------------------------

CASH AT END OF PERIOD                                     $     9,768   $   1,384
----------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW ACTIVITIES:
Cash paid for interest                                    $    46,214   $ 108,596
No taxes were paid

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Issuance of common stock for prior period legal services  $    40,526   $  27,075
Accrual of preferred stock dividends                      $     6,400   $   6,400

    The accompanying notes are an integral part of these consolidated financial statements.

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATIONS

ORGANIZATION- Proton Laboratories, LLC. (Proton) was incorporated on February 16, 2000 in the State of California. Proton did not begin its operations until January 1, 2001. On January 1, 2001, Proton's sole owner contributed inventory and property and equipment to the Company.

BentleyCapitalCorp.com Inc. (Bentley) was incorporated in the State of Washington, U.S.A. on March 14, 2000. On November 15, 2002, Proton entered into an Agreement and Plan of Reorganization with Bentley whereby Proton merged with and into VWO I Inc. (VWO), a wholly owned subsidiary of Bentley (the "Merger"). In April 2004 the subsidiary changed its name to Water Science, Inc.

For financial statement purposes Proton is considered the parent corporation and originally elected to maintain BentleyCapitalCorp.com, Inc as its business name. In December 2003 the Company's board elected to change its name to Proton Laboratories, Inc., and hereafter collectively referred to as the "Company".

CONSOLIDATION POLICY - The accompanying consolidated financial statements reflect the financial position of and operations for Proton and its subsidiaries as of and for the years ended December 31, 2006 and 2005. All significant intercompany transactions have been eliminated in consolidation.

NATURE  OF  OPERATIONS  -  The  Company's  operations  are  located  in Alameda,
California. The core business of the Company consists of the design, manufacturing, marketing, sales and integration of the Company's industrial, environmental and residential systems throughout the United States of America which alter the properties of water to produce functional water. During 2006, the company switched from an exclusive importer and master distributor of these products to becoming a design, engineering, manufacturing, marketing and seller of these products to companies in which uses for the product range from food processing to retail water sales. Additionally, the Company formulates intellectual properties under licensing agreements, supplies consumer products, consults on projects utilizing functional water, facilitates between manufacturer and industry and acts as educators on the benefits of functional electrolyzed water.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS -The Company is subject to concentration of credit risk with respect to sales primarily in the functional water industry. Accounts receivable are generally unsecured. The Company normally obtains payments from customers prior to delivery of the related products. Otherwise, the Company does not require collateral for accounts receivable.

The carrying value of the stockholder loans approximates fair value based on it bearing interest at a rate which approximates market rates.

BUSINESS CONDITION - The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred net losses of $1,716,680 and $981,674 for the years ended December 31, 2006 and 2005, respectively. The Company had a working capital deficit of $251,472 and $871,723 at December 31, 2006 and 2005, respectively. Loans from the Company's shareholders have been required to fund operations. These conditions raise a

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company is, and has been, working towards raising public funds to expand its marketing and revenues. During the fourth quarter of 2006, the Company has spent considerable time in advancing discussions with U.S. product manufacturing and U.S. marketing and sales groups for manufacturing and distribution into domestic and overseas markets. The Company has also spent considerable time and financial resources in the development of its proprietary brand and electrolysis systems utilizing Japanese engineering and assembly. During 2007, the Company is planning to begin its marketing and sales efforts with a completely new line of products and applications.

The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments purchased with a maturity of less than three months to be cash equivalents.

ACCOUNTS RECEIVABLE - Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on historical write-off experience. Past due balances over 90 days and a specified amount are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers.

INVENTORY - Inventory consists of purchased finished goods and is stated at the lower of cost (using the first-in, first-out method) or market value.

PROPERTY AND EQUIPMENT - Equipment, and furniture and fixtures are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives range from 3 to 7 years. Depreciation expense for the years ended December 31, 2006 and 2005, was $23,730 and $26,660, respectively. Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and accumulated depreciation are removed and any resulting gain or loss is recognized in the statement of operations.

Long-lived assets are reviewed for impairment yearly. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Based on the evaluation, no impairment was considered necessary during the years ended December 31, 2006 or 2005.

INCOME TAXES - The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements. That will result in taxable or deductible amounts in future years when the reported

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

amounts of the assets or liabilities are recovered. These deferred tax assets and or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances and adjustments are provided as necessary.

ADVERTISING - The Company follows the policy of charging the cost of advertising to expense as incurred. Advertising expense for the year ended December 31, 2006 and 2005 was $8,137 and $2,055, respectively.

CONCENTRATIONS OF RISK - Sales to major customers are defined as sales to any one customer which exceeded 10% of total sales. The risk of loss of a major customer subjects the Company to the possibility of decreased sales. Purchases from major vendors are defined as inventory purchases from any one vendor which exceeded 10% of total inventory purchases. The risk of loss of a major vendor subjects the Company to the possibility of increased costs and not being able to fulfill customer orders. See Note 7.

REVENUE RECOGNITION - The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that arrangement exists;
(ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable and; (iv) collectibility is reasonably probable. The Company's revenues are derived from sales of their industrial, environmental and residential systems which alter the properties of water to produce functional water.

BASIC AND DILUTED LOSS PER COMMON SHARE - Basic loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding. Diluted loss per common share is calculated by dividing net loss by the weighted-average number of Series A convertible preferred shares and common shares outstanding to give effect to potentially issuable common shares except during loss periods when those potentially issuable shares are anti-dilutive. 2,008,000 potential common shares from convertible preferred stock have not been included as they are anti-dilutive.

NEW ACCOUNTING STANDARDS - In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (FIN 48), which attempts to set out a consistent framework for preparers to use to determine the appropriate level of tax reserves to maintain for uncertain tax positions. This interpretation of FASB Statement No. 109 uses a two-step approach wherein a tax benefit is recognized if a position is more-likely-than-not to be sustained. The amount of the benefit is then measured to be the highest tax benefit which is greater than fifty percent likely to be realized. FIN 48 also sets out disclosure requirements to enhance transparency of an entity's tax reserves. The Company will be required to adopt this Interpretation as of January 1, 2007. The
Company  is  still  evaluating  the  impact  of  the  adoption  of  FIN  48.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" (SFAS 157), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and requires additional disclosures about fair value measurements. SFAS 157 aims to improve the consistency and comparability of fair value measurements by creating a single definition of fair value. The Statement emphasizes that fair value is not entity-specific, but instead is a market-based measurement of an asset or liability. SFAS 157 upholds the requirements of previously issued pronouncements concerning fair value measurements and expands the required disclosures. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, however earlier application is permitted provided the reporting entity has not yet issued financial statements for that fiscal year. The Company does not believe that the adoption of SFAS 157 will have a material effect on its consolidated financial statements.

In  September  2006,  the  Securities  and  Exchange  Commission  issued  Staff
Accounting Bulletin No. 108 (SAB 108). SAB 108 was issued to provide interpretive guidance on how the effects of the carryover

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provisions of SAB 108 are effective for the Company for its December 31, 2006 year-end. The adoption of SAB 108 had no impact on the Company's consolidated financial statements.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS

Stockholder  loans  as of December 31, 2006 and 2005 consisted of the following:

                                                                      2006      2005
--------------------------------------------------------------------------------------
Note payable to President; settled during the year ended
  December 31, 2006                                                 $      -  $168,500

Note payable to CEO and majority shareholder; principal and
  interest due December 2009; interest is accrued at 7% per annum;
  unsecured.                                                         270,642   276,142

Note payable to shareholder; settled during the year end 12-31-06          -    40,000
                                                                    ------------------

    TOTAL STOCKHOLDER LOAN                                           270,642   484,642

    Less: Current Portion                                                  -   444,642
--------------------------------------------------------------------------------------

    TOTAL STOCKHOLDER LOAN - LONG TERM                              $270,642  $ 40,000
======================================================================================

The following table shows the schedule of principal payments under shareholder loans as of December 31, 2006:

          YEAR ENDING DECEMBER 31,       PAYMENTS
          ------------------------       ---------
                     2007                $       -
                     2008                        -
                     2009                  270,642
                                         ---------
                                         $ 270,642
                                         =========

The note payable to the president was issued in March 2005 in the amount of $164,000 and was originally due in May 2005. During 2005, the due date was extended to May 2006. The original terms of the loan provided for an interest payment of $28,500 or 106% per annum. The interest rate for the extension period is 30% on the original principal balance. In October 2005, the Company obtained an additional $4,500 from the same lender under the same terms. In addition, the Company issued the lender 47,500 shares of common stock, which was recorded as a $27,075 loan cost and was amortized over the original term of the note. During 2006, the note payable and accrued interest were paid to the President in full.

At December 31, 2006 and 2005, the accrued interest relating to stockholder loans was $51,554 and $97,575, respectively.

During the years ended December 31, 2006 and 2005, the Company accrued $60,000 as salaries payable to the Company's CEO, resulting in $195,091 and $135,091 of salaries payable at December 31, 2006 and 2005, respectively.

NOTE  4  -  INCOME  TAXES

There was no provision for or benefit from income tax for any period. The components of the net deferred tax asset at December 31, 2006 and 2005 are as follows:

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                     2006         2005
---------------------------------------------------------
Net operating loss carryforward  $ 1,289,066   $ 654,778
Bad debt reserve                      11,748       6,381
Accrued salaries                      75,344      52,172
Less: valuation allowance         (1,376,158)   (713,331)
---------------------------------------------------------

NET DEFERRED TAX ASSET           $         -   $       -
=========================================================

For tax reporting purposes, the Company has net operating loss carry forwards in the amount of $3,374,643 which will begin expiring in 2022.

The following is a reconciliation of the amount of tax benefit that would result from applying the federal statutory rate to pretax loss with the benefit from income taxes for the years ended December 31, 2006 and 2005:

                                                  2006        2005
---------------------------------------------------------------------
Benefit as statutory rate (34%)                $(583,671)  $(231,769)
Non-deductible expenses                              155       1,436
Change in valuation allowance                    662,827     261,826
State tax benefit, net of federal tax effect     (79,311)    (31,493)
---------------------------------------------------------------------
NET BENEFIT FROM INCOME TAXES                  $       -   $       -
=====================================================================

NOTE  5  -  PREFERRED  STOCK

On December 31, 2006 and 2005 the company had 400,000 shares of preferred stock designated as Series A convertible preferred stock. The holders of Series A convertible preferred stock are entitled to a cumulative dividend of 8% per year in cash payable in arrears. The holders of Series A convertible preferred stock may convert any or all of their shares plus all accrued dividends on the preferred stock into common stock at any time. Each share of preferred stock may be converted into 5 shares of common stock. The holder will receive one share of common stock for $2 of accrued dividends.

Upon the liquidation, dissolution or winding up of the Company, holders of Series A convertible preferred stock, are entitled to receive, out of legally available assets, a liquidation preference of $10 per share, plus an amount equal to any unpaid dividends through the payment date, before any payment or distribution is made to holders of common stock. The holders of Series A convertible preferred stock are not entitled to vote.

At December 31, 2006 and 2005, dividends payable was $16,000 and $9,600, respectively.

NOTE  6  -  COMMON  STOCK

During May through September 2006, the Company issued 5,625,723 shares of common stock for cash proceeds of $1,065,052 and a stock subscription of $20,000 at prices ranging from $0.11 to $0.34 per share. The proceeds received are net $41,025 of offering costs paid and include 666,250 shares issued to finders as offering costs.

In July and August 2006 the Company issued 1,410,000 shares of common stock for marketing and sales expense through December 31, 2006. The value of the shares was $1,023,405 based on market prices ranging from $0.62 to $0.74 per share which was the market price of the Company's common stock on the dates of issuance.

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

In March 2006 the Company issued 352,400 shares of common stock for payment of legal fees. The value of the shares issued was $81,052, based on a market price on date of issuance of $0.23. $40,526 of this amount is related to services rendered during the year ended December 31, 2005.

During the year ended December 31, 2005, the Company issued 131,600 shares of its common stock to a director for compensation of services. The shares were valued at $52,640, based on the market price on date of issuance of $0.40.

In August 2005, the Company sold 100,000 shares of restricted common stock at a sale price of $0.20 per share for total consideration of $20,000 in cash.

In June 2005, the Company issued 1,016,000 of its common stock to consultants for services. The shares were valued at $406,400 based on the market value of the Company's stock on the date of issuance.

NOTE  7  -  COMMITMENTS

PRODUCTION AGREEMENT - In June 2005, the Company entered into an agreement with Mitachi, a Japanese electronics component manufacturer, to aid in the production of enhanced drinking water generators. Pursuant to this agreement, Mitachi agreed to pay the Company 25,000,000 Yen for engineering design, molding, tooling and preparation costs, and the exclusive product distribution rights for China, Taiwan, and Japan. As of December 31, 2005, Mitachi had paid 6,000,000 Yen, or $52,506, for the above mentioned distribution rights. Since the project is not yet completed and no units have been sold, this amount is classified as deferred revenue.

In August 2006, the Company entered into an agreement with Innovative Design and Technology to design, engineer and assemble five separate systems under the Company's proprietary designs and label. As of December 31, 2006 the company had incurred and expensed $176,466 of product development costs under this agreement.

EQUITY LINE - In November 2005, the Company entered into an equity line agreement with a private investor (the "Equity Line Investor"). Under the equity line, the Company had the right to draw up to $10,000,000 from the Equity Line Investor. The Company was entitled to draw funds and to "put" to the Equity Line Investor shares of the Company's Class A common stock in lieu of repayment of the draw.

For the years ended December 31, 2005 and 2006, the Company had not drawn funds under the equity line. The Company has paid the Equity Line Investor $10,000 as a documentation fee for the equity line, which is to be netted against funds drawn. No funds have been drawn and the Company's intends not to draw on the equity line, this documentation fee was expensed during the year ended December 31, 2005.

OPERATING LEASES - The Company currently leases office and storage space from a third party. On July 1, 2005, the Company entered into a lease agreement to pay monthly lease payments of $6,131 until June 30, 2006 and $6,335 from July 1, 2006 through June 30, 2007.

As of December 31, 2006 the company had six remaining months of future lease payments under operating lease obligations totaling $38,010.

Rent expense for the years ended December 31, 2006 and 2005 was $87,153 and $45,649, respectively.

MAJOR CUSTOMER - During the year ended December 31, 2006, sales to five customers accounted for 45% of total sales. As of December 31, 2006, $11,370 was due from these customers. During the year ended December 31, 2005, sales to three customers accounted for 39% of total sales. As of December 31, 2005, $4,573 was due from these customers.

                            PROTON LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

MAJOR VENDOR - During the year ended December 31, 2006, purchases from four vendors accounted for 95% of total inventory purchases. As of December 31, 2006, amounts due to these vendors accounted for 0% of accounts payable. During the year ended December 31, 2005, purchases from four vendors accounted for 96% of total inventory purchases. As of December 31, 2005, amounts due to these vendors accounted for 35% of accounts payable.

NOTE  8  -  SUBSEQUENT  EVENTS

During January through March 31, 2007 the Company issued 5,412,300 shares of restricted common stock for various services and agreements. The value of the shares was $1,930,674 based on market prices ranging from $0.30 to $0.38 per share which was the market price of the Company's common stock on the dates of issuance.

On February 20, 2007, the Board of Directors of Proton Laboratories, Inc. (the "Company") ratified an exclusive Marketing, Distribution and Sales Agreement ("Marketing Agreement") and a Manufacturing and Packaging Agreement
("Manufacturing Agreement"), each made with Aqua Thirst, Inc. Through the enactment of these agreements, the Company has been able to acquire the two key components necessary to strengthen its infrastructure for the manufacturing, marketing and sales of its products and applications.

                            PROTON LABORATORIES, INC.
                                TABLE OF CONTENTS

                                                                     PAGE
Condensed Consolidated Balance Sheets - June 30, 2007 and
  December 31, 2006 (Unaudited)                                      F-1

Condensed Consolidated Statements of Operations for the three
  and six months ended June 30, 2007 and 2006 (Unaudited)            F-2

Condensed Consolidated Statements of Cash Flows for the six months
  ended June 30, 2007 and 2006 (Unaudited)                           F-3

Notes to Condensed Consolidated Financial Statements (Unaudited)     F-4

                                     PROTON LABORATORIES, INC
                        CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                       JUNE 30,     DECEMBER 31,
                                                                         2007           2006
-------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash                                                                 $     1,710   $       9,768
Accounts receivable, less allowance for doubtful accounts of
  $24,586 and $30,419, respectively                                          360             794
Inventory                                                                100,764         143,865
-------------------------------------------------------------------------------------------------
  TOTAL CURRENT ASSETS                                                   102,834         154,427
-------------------------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT
Furniture and fixtures                                                    23,316          23,316
Equipment and machinery                                                  242,330         238,776
Leasehold improvements                                                    11,323          11,323
Accumulated depreciation                                                 (90,566)        (69,550)
-------------------------------------------------------------------------------------------------
  NET PROPERTY AND EQUIPMENT                                             186,403         203,865
-------------------------------------------------------------------------------------------------
DEPOSITS                                                                   6,131           6,131
=================================================================================================
TOTAL ASSETS                                                         $   295,368   $     364,423
=================================================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable                                                     $   154,892   $      71,314
Accrued expenses                                                         307,554         266,079
Deferred revenue                                                          52,506          52,506
Preferred dividends payable                                               19,200          16,000
-------------------------------------------------------------------------------------------------
  TOTAL CURRENT LIABILITIES                                              534,152         405,899
-------------------------------------------------------------------------------------------------
STOCKHOLDER LOANS, NET OF CURRENT PORTION                                307,642         270,642
-------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                    $   841,794   $     676,541
=================================================================================================
STOCKHOLDERS' DEFICIT
Series A convertible preferred stock, 400,000 shares authorized with a par value of $0.0001; 8,000 shares issued and outstanding;
  liquidation preference of $80,000 and $0, respectively                  80,000          80,000
Undesignated preferred stock, 19,600,000 shares authorized with a
  par value of $0.0001; no shares issued or outstanding                        -               -
Common stock, 100,000,000 common shares authorized with a par value of $0.0001; 26,470,523 and 21,658,223 shares issued and
  outstanding, respectively                                                2,649           2,168
Additional paid in capital                                             5,515,442       4,045,371
Stock subscription receivable                                            (20,000)        (20,000)
Accumulated deficit                                                   (6,124,517)     (4,419,657)
-------------------------------------------------------------------------------------------------
  TOTAL STOCKHOLDERS' DEFICIT                                           (546,426)       (312,118)
-------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                          $   295,368   $     364,423
=================================================================================================

    The accompanying notes are an integral part of these condensed consolidated financial statements.

                                                    PROTON LABORATORIES, INC
                                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                    FOR THE THREE MONTHS ENDED       FOR THE SIX MONTHS ENDED
                                                                              JUNE 30,                      JUNE 30,
                                                                  -------------------------------  -----------------------------
                                                                       2007             2006           2007            2006
--------------------------------------------------------------------------------------------------------------------------------
SALES                                                             $       27,298   $      33,639   $     79,039   $      84,561

COST OF GOODS SOLD                                                        18,455          26,187         48,255          70,479
--------------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                               8,843           7,452         30,784          14,082
--------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
Selling, general and administrative expenses (including
  equity-based expenses of $0, $0, $0 and $40,526, respectively)         163,701         124,011        251,239         252,041
Product development costs (including  equity-based
  expenses of $0, $0, $1,470,551 and $0, respectively)                         -               -      1,470,551               -
--------------------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                    (154,858)       (116,559)    (1,691,006)       (237,959)
--------------------------------------------------------------------------------------------------------------------------------

OTHER INCOME AND (EXPENSE)
  Interest income                                                             59             175            112             200
  Interest expense                                                        (5,382)        (15,044)       (10,766)        (32,781)
--------------------------------------------------------------------------------------------------------------------------------
  NET OTHER EXPENSE                                                       (5,323)        (14,869)       (10,654)        (32,581)
--------------------------------------------------------------------------------------------------------------------------------

    NET LOSS                                                            (160,181)       (131,428)    (1,701,660)       (270,540)

PREFERRED STOCK DIVIDEND                                                  (1,600)         (1,600)        (3,200)         (3,200)
--------------------------------------------------------------------------------------------------------------------------------

LOSS APPLICABLE TO COMMON SHAREHOLDERS                            $     (161,781)  $    (136,228)  $ (1,704,860)  $    (273,740)
================================================================================================================================

BASIC AND DILUTED LOSS PER
  COMMON SHARE                                                    $        (0.01)  $       (0.01)  $      (0.07)  $       (0.02)
================================================================================================================================

BASIC AND DILUTED WEIGHTED AVERAGE
  SHARES OUTSTANDING                                                  26,470,523      15,483,316     24,616,797      14,914,666
================================================================================================================================

    The accompanying notes are an integral part of these condensed consolidated financial statements.

                            PROTON LABORATORIES, INC
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


FOR THE SIX MONTHS ENDED JUNE 30,                   2007         2006
------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                        $(1,701,660)  $(270,540)
Adjustments to reconcile net loss to cash used
  in operating activities:
  Depreciation                                       21,016      15,603
  Common stock issued for services                1,470,551      40,526
  Changes in operating assets and liabilities
    Accounts receivable                                 434       6,906
    Inventory                                        43,102      (3,688)
    Accounts payable                                 83,578     (33,151)
    Accrued expenses                                 41,475      64,271
------------------------------------------------------------------------

  NET CASH FROM OPERATING ACTIVITIES                (41,504)   (180,073)
------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                  (3,554)          -
------------------------------------------------------------------------

  NET CASH FROM INVESTING ACTIVITIES                 (3,554)          -
------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net               -     401,959
Proceeds from stockholder loans                      37,000      73,852
Payment on note payable                                   -    (267,852)
------------------------------------------------------------------------

  NET CASH FROM FINANCING ACTIVITIES                 37,000     207,959
------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                      (8,058)     27,886

CASH AT BEGINNING OF PERIOD                           9,768       1,384
------------------------------------------------------------------------

CASH AT END OF PERIOD                           $     1,710   $  29,270
========================================================================

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for accrued legal services         $         -   $  40,526
Accrual of preferred stock dividends            $     3,200   $   3,200

    The accompanying notes are an integral part of these condensed consolidated financial statements.

                            PROTON LABORATORIES, INC
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE  1  -  BASIS  OF  PRESENTATION  AND  NATURE  OF  OPERATIONS

BASIS OF PRESENTATION - The condensed consolidated financial statements include the accounts of Proton Laboratories, Inc., and its wholly owned subsidiary ("Proton" or the "Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

In April 2004, the Company changed its name from BentleyCapitalCorp.com, Inc. to Proton Laboratories, Inc. The Company's subsidiary also changed its name from Proton Laboratories, Inc. to Water Science, Inc.

CONDENSED FINANCIAL STATEMENTS - The accompanying unaudited condensed consolidated financial statements are condensed and, therefore, do not include all disclosures normally required by accounting principles generally accepted in the United States of America. These statements should be read in conjunction with the Company's annual financial statements included in the Company's December 31, 2006 Annual Report on Form 10-KSB. In particular, the Company's significant accounting principles were presented as Note 1 to the consolidated financial statements in that report. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed consolidated financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying condensed consolidated financial statements for the six months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2007.

NATURE  OF  OPERATIONS  -  The  Company's  operations  are  located  in Alameda,
California. The core business of the Company consists of the sales and marketing of the Company's industrial, environmental and residential systems throughout the United States of America which alter the properties of water to produce functional water. The Company acts as an exclusive importer and master distributor of these products to various companies. Additionally, the Company formulates intellectual properties under licensing agreements, supplies consumer products, consults on projects utilizing functional water, facilitates between manufacturer and industry and acts as educators on the benefits of functional water.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIC AND DILUTED LOSS PER COMMON SHARE - Basic loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding. Diluted loss per common share is calculated by dividing net loss by the weighted-average number of Series A convertible preferred shares and common shares outstanding to give effect to potentially issuable common shares except during loss periods when those potentially issuable shares are anti-dilutive. Potential common shares from convertible preferred stock have not been included as they are anti-dilutive.

                            PROTON LABORATORIES, INC
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE  2  -  BUSINESS  CONDITION

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The company has incurred losses applicable to common shareholders of $1,704,860 for the six months ended June 30, 2007. For June 30, 2007 and December 31, 2006 the Company had working capital deficits of $431,318 and $251,472, respectively. Loans and equity funding were required to fund operations.

The Company is working towards raising additional public funds to expand its marketing and revenues. The Company has spent considerable time in contracting with several major overseas corporations for the co-development of enhanced antioxidant beverages for distribution into the overseas markets. In addition, the Company is working with its Canadian business associates to identify institutional businesses to market various disinfection applications based upon functional water, pending government approval.

On February 20, 2007, the Board of Directors of Proton Laboratories, Inc. (the "Company") ratified an exclusive Marketing, Distribution and Sales Agreement ("Marketing Agreement") and a Manufacturing and Packaging Agreement
("Manufacturing Agreement"), each made with Aqua Thirst, Inc. Through the enactment of these agreements, the Company has been able to acquire what is views as key components necessary to strengthen its infrastructure for the manufacturing, marketing and sales of its products and applications.

The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS

Stockholder loans as of June 30, 2007 and December 31, 2006 consist of the following:

                                                                      2007      2006
--------------------------------------------------------------------------------------
Note payable to CEO and majority shareholder; principal and
  interest due December 2009; interest is accrued at 7% per annum;
  unsecured.                                                        $287,642  $270,642

Note payable to shareholder; principal and interest due
  December 2009; interest is accrued at 7% per annum; unsecured.      20,000         -
--------------------------------------------------------------------------------------

    TOTAL STOCKHOLDER LOAN                                           307,642   270,642

    Less: Current Portion                                                  -         -
--------------------------------------------------------------------------------------

    TOTAL STOCKHOLDER LOAN - LONG TERM                              $307,642  $270,642
--------------------------------------------------------------------------------------

During the six months ended June 30, 2007, two shareholders advanced the Company $37,000. The Company did not make any payments on notes during the six months ended June 30, 2007.

At June 30, 2007, the Company had accrued interest relating to shareholder loans of $62,321.

                            PROTON LABORATORIES, INC
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

During the six months ended June 30, 2007, the Company accrued $15,000 as salaries payable to the company's CEO, resulting in $225,091 of salaries payable at June 30, 2007.

NOTE  4  -  COMMON  STOCK

During January through June 30, 2007 the Company issued 4,812,300 shares of common stock for various services and agreements. The value of the shares was $1,470,551 based on market prices ranging from $0.30 to $0.37 per share which was the market price of the Company's common stock on the dates of issuances.

NOTE  5  -  COMMITMENTS

PRODUCTION AGREEMENT - In June 2005, the Company entered into an agreement with Mitachi, a Japanese electronics component manufacturer, to aid in the production of enhanced drinking water generators. Pursuant to this agreement, Mitachi agreed to pay the Company 25,000,000 Yen for engineering design, molding, tooling and preparation costs, and the exclusive product distribution rights for China, Taiwan, and Japan. As of June 30, 2007, Mitachi had paid 6,000,000 Yen, or $52,506, for the above mentioned distribution rights. Since the project is not yet completed and no units have been sold, this amount is classified as deferred revenue.

EQUITY LINE - In June 2007, the Company terminated an equity line of credit agreement with a private investment fund. No funds were drawn down on this equity line, and no shares of stock were sold to the investment fund. """"'

NOTE  6  -  SUBSEQUENT  EVENTS

On July 1, 2007, the Company entered into a lease agreement to pay monthly lease payments of $3,852 until June 30, 2008 and $3,966 from July 1, 2009 through June 30, 2009.

Future minimum lease payments under operating lease obligations as of June 30, 2007 were as follows:

          Year Ending December 31,
                     2007                $23,109
                     2008                 46,903
                     2009                 23,794
          --------------------------------------
                    Total                $93,807
          --------------------------------------

During July 2007, the Company entered into an agreement with Legacy Media, LLC in connection with the agreement Legacy Media, LLC has been granted 2.6 million shares of the Company's restricted common stock to provide investor relations services. Legacy Media, LLC has also been issued a convertible note by the Company in the amount of $250,000 repayable at 8% interest by January 2007. If payment is not received by the due date Legacy Media, LLC has the option to convert this note into restricted voting common stock of the Company, at the lesser of (i) 50% of the lowest closing bid price during 15 days prior to conversion or (ii) 100% of the average of the five lowest closing bid prices for 30 Trading Days immediately following any reverse split in the stock price. All of Legacy Media, LLC's shares may be registered in an SB-2 filing at its request.

                                    FORM SB-2

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

                     THE WASHINGTON BUSINESS CORPORATION ACT
                     ---------------------------------------

     The Washington Business Corporation Act at Title 23 RCW provides that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

                            ARTICLES OF INCORPORATION
                            -------------------------

     Our Articles of Incorporation, at Section 11-Indemnification, provide for the following:

ARTICLES  OF  INCORPORATION
ARTICLE  XI

11.1  Indemnification.

     The corporation shall indemnify its directors to the full extent permitted by the Washington Business Corporation Act now or hereafter in force. However, such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.

11.2  Authorization.

     The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

11.3  Effect  of  Amendment.

     No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                     BY-LAWS
                                     -------

     Our By-laws, at Section 10--Indemnification and Section 11-Limitation of Liability, provide for the following:

BY-LAWS
SECTION  10--INDEMNIFICATION

10.1  Right  to  Indemnification

     Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter "proceedings"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer of the Corporation or a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall insure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in subsection 10.4 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

10.2  Restrictions  on  Indemnification

     No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this subsection 10.2 shall be as set forth in such amended statutory provision.

10.3  Advancement  of  Expenses

     The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses reasonably incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

10.4  Right  of  Indemnitee  to  Bring  Suit

     If a claim under subsection 10.1 or 10.3 of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5  Procedures  Exclusive

     Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and the advancement of expenses set forth in this Section are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

10.6  Nonexclusivity  of  Rights

     Except as set forth in subsection 10.5, the right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or By-laws of the corporation, general or specific action of the Board or shareholders, contract or otherwise.

10.7  Insurance,  Contracts  and  Funding

     The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act or other law. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.8  Identification  of  Employees  and  Agents  of  the  Corporation

     In addition to the rights of indemnification set forth in subsection 10.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of Directors and officers of the corporation; (b) pursuant to rights granted or provided by the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

10.9  Persons  Serving  Other  Entities

     Any person who, while a Director or officer of the corporation, is or was serving (a) as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under subsections 10.1 and 10.3 of this Section.

BY-LAWS
SECTION  11--LIMITATION  OF  LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of any person who would be considered an indemnitee under subsection 10.1 of Section 10, an indemnitee of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for conduct in the capacity based upon which such person is considered an indemnitee. Any amendments to or repeal of this Section 11 shall not adversely affect any right or protection of any indemnitee of the Corporation for or with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

     The effect of these provisions of the Washington Business Corporation Act at Title 23 RCW, our Articles of Incorporation and our By-laws is to indemnify our directors and officers from the costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with us. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The  amounts  set  forth  are  all  estimates:

                                                     Amount Paid or
                                                      be Paid (*)
SEC registration fee                                $       $ 413.00
Printing and engraving expenses                             1,000.00
Attorneys' fees and expenses                               30,000.00
Accountants' fees and expenses                              5,000.00
Transfer agent's and registrar's fees and expenses          1,000.00
Edgar service provider fee                                  2,000.00
Miscellaneous                                               1,000.00
                                                    ----------------

    Total                                           $      41,413.00
                                                    ================

_________________
(*)     Estimated

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     During the three year period ended September 27, 2007, unregistered securities in transactions summarized below.

     The following transactions were effected on reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

During July through September 2007, the Company issued 3,000,000 shares of common stock for various services and agreements. The value of the shares was $391,000 based on market prices ranging from $0.07 to $0.15 per share which was the market price of the common stock on the dates of issuances.

During January through June 30, 2007 the Company issued 4,812,300 shares of common stock for various services and agreements. The value of the shares was $1,470,551 based on market prices ranging from $0.30 to $0.37 per share which was the market price of the Company's common stock on the dates of issuances.

During May through September 2006, the Company issued 5,625,723 shares of common stock for cash proceeds of $1,065,052 and a stock subscription of $20,000 at prices ranging from $0.11 to $0.34 per share. The proceeds received are net $41,025 of offering costs paid and include 666,250 shares issued to finders as offering costs.

In July and August 2006 the Company issued 1,410,000 shares of common stock for marketing and sales expense through December 31, 2006. The value of the shares was $1,023,405 based on market prices ranging from $0.62 to $0.74 per share which was the market price of the Company's common stock on the dates of issuance.

In March 2006 the Company issued 352,400 shares of common stock for payment of legal fees. The value of the shares issued was $81,052, based on a market price on date of issuance of $0.23. $40,526 of this amount is related to services rendered during the year ended December 31, 2005.

During the year ended December 31, 2005, the Company issued 131,600 shares of its common stock to a director for compensation of services. The shares were valued at $52,640, based on the market price on date of issuance of $0.40.

In August 2005, the Company sold 100,000 shares of restricted common stock at a sale price of $0.20 per share for total consideration of $20,000 in cash.

In June 2005, the Company issued 1,016,000 of its common stock to consultants for services. The shares were valued at $406,400 based on the market value of the Company's stock on the date of issuance.

     These transactions did not involve a public offering. The investors were knowledgeable about our operations and financial condition. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act.

ITEM  27.  EXHIBITS

Exhibit
Number   Description

  3.1.1  Articles of Incorporation----Incorporated by reference to our Form SB-2 filed on March 31, 2000, as amended.

  3.1.2  Amendment to Articles of Incorporation (name change)----Incorporated by reference to our Form SB-2 filed December 19, 2005.

         Amendment to Articles of Incorporation (Series A Preferred Stock)---- Incorporated by reference to our
  3.1.3  Form SB-2 filed December 19, 2005.

  3.2 By-laws----Incorporated by reference to our Form SB-2 filed on March 31, 2000, as amended.

  4.1 Specimen Stock Certificate---- Incorporated by reference to our Form SB-2 filed December 19, 2005.

  5.1    Opinion re: legality----Provided herewith.

  10.1 Investment Agreement----Incorporated by reference to our Form 8-K filed on December 1, 2005.

  10.4   Amendment to Investment Agreement---- Incorporated by reference to our Form SB-2 filed December 19, 2005.

  14.1 Code Of Ethics---- Incorporated by reference to our Form 10-KSB for the year ended December 31. 2003.

  21.1 Subsidiaries----Incorporated by reference to our Form 8-K filed on August 25, 2003.

  23.1   Consent of Independent Auditors----Provided herewith.

  23.2   Consent of Counsel (see Exhibit 5.1)----Provided herewith.

  99.1   Audit Committee Charter----Incorporated by reference to our Definitive Form 14A filed on February 2, 2004.

ITEM  28.  UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

a.

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)   Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide Offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

g.

          That, for the purpose of determining liability under the Securities Act to any purchaser:

     1.   If  the  small  business  issuer  is  relying  on  Rule  430B:

          i. Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          ii.  Each  prospectus required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     2. If the small business issuer is subject to Rule 430C, include the following:

          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorize s this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, California on September 27, 2007.


                             PROTON LABORATORIES, INC.

                             (signed) ______________________
Oct. 4, 2007                 /s/ Edward Alexander
                             Edward Alexander
                             Director, Chief Executive Officer and
                             Chief Financial Officer